                                                                    Exhibit 4.26


                                                                  EXECUTION COPY
================================================================================





          AGREEMENT AS TO CERTAIN UNDERTAKINGS, COMMON REPRESENTATIONS,
                     WARRANTIES, COVENANTS AND OTHER TERMS


                                      among


                         TENASKA GEORGIA PARTNERS, L.P.,


                          THE CHASE MANHATTAN BANK, as
                                    Trustee,


                          THE TORONTO-DOMINION BANK, as
                                 DSR LOC Agent,


                          THE TORONTO-DOMINION BANK, as
                                 PPA LOC Agent,


                                       and


                          THE CHASE MANHATTAN BANK, as
                                Collateral Agent


                          Dated as of November 1, 1999


             Relating to the Tenaska Georgia Partners, L.P. Project
                     to be located in Heard County, Georgia


================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE

                                          ARTICLE I

                                 DEFINITIONS AND CONSTRUCTION

Section 1.1    Definitions and Principles of Construction....................................3


                                          ARTICLE II

                                           CLOSING

Section 2.1    Time and Place of Closing.....................................................3
Section 2.2    Transactions on Closing Date..................................................3


                                         ARTICLE III

                                     CONDITIONS PRECEDENT

Section 3.1    Conditions to the Occurrence of the Closing Date and the Initial
               Disbursement..................................................................4


                                          ARTICLE IV

                                REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Partnership.............................9


                                          ARTICLE V

                                          COVENANTS

Section 5.1    Affirmative Covenants of the Partnership.....................................13
Section 5.2    Negative Covenants of the Partnership........................................18


                                          ARTICLE VI

                                    DEFAULTS AND REMEDIES

Section 6.1    Events of Default............................................................21
Section 6.2    Remedies Upon an Event of Default............................................23


                                       i

                                         ARTICLE VII

                               INDEMNIFICATION AND CONTRIBUTION

Section 7.1    Indemnification and Contribution.............................................24
Section 7.2    Procedure for Indemnification Claims.........................................24


                                         ARTICLE VIII

                                        MISCELLANEOUS

Section 8.1    Survival.....................................................................25
Section 8.2    Notices......................................................................25
Section 8.3    Severability of Provisions...................................................27
Section 8.4    Amendments, Waivers, Etc.....................................................27
Section 8.5    Headings; Table of Contents..................................................27
Section 8.6    Counterparts.................................................................27
Section 8.7    Governing Law; Submission to Jurisdiction; Venue.............................27
Section 8.8    Entire Agreement.............................................................28
Section 8.9    Benefit of Agreement.........................................................28
Section 8.10   Expenses.....................................................................28
Section 8.11   Removal of Independent Engineer; Payment of Independent Engineer.............28
Section 8.12   Third Party Engineer Dispute Resolution......................................29
Section 8.13   Waiver of Litigation Payments................................................30
Section 8.14   Recitals.....................................................................31
Section 8.15   Immunity of Officers and Employees of Trustee, DSR LOC Agent, PPA LOC
               Agent, Collateral Agent and Depositary Bank..................................31
Section 8.16   No Recourse..................................................................31


APPENDICES

Appendix A            Definitions
Appendix B            Insurance Requirements

SCHEDULES

Schedule 3.1(d)       The Facility Site
Schedule 3.1(l)       Form of Approved Project Construction Budget
Schedule 3.1(m)       Base Case Projections
Schedule 3.1(o)       Environmental Matters
Schedule 3.1(t)       Consents to Assignment
Schedule 8.11         Independent Engineers

EXHIBITS

Exhibit 5.1(r).       Certificate of the Partnership

        THIS AGREEMENT AS TO CERTAIN UNDERTAKINGS, COMMON REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER TERMS, dated as of November 1, 1999 (this "AGREEMENT"), among TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), THE TORONTO-DOMINION BANK, acting as agent on behalf of the DSR LOC Banks under the DSR LOC Reimbursement Agreement (in such capacity together with its successors and assigns, the "DSR LOC AGENT"), THE TORONTO-DOMINION BANK, acting as agent on behalf of the PPA LOC Banks under the PPA LOC Reimbursement Agreement (in such capacity together with its successors and assigns, the "PPA LOC AGENT"), THE CHASE MANHATTAN BANK, acting in its capacity as the bond trustee under the Indenture (in such capacity together with its successors and assigns, the "TRUSTEE"), and THE CHASE MANHATTAN BANK, acting in its capacity as the collateral agent appointed hereunder for the Senior Parties (in such capacity together with its successors and assigns, the "COLLATERAL AGENT").


                                R E C I T A L S:


        A. The Partnership was formed for the purpose of developing, financing, constructing, leasing, maintaining and operating an approximately 936 megawatt ("MW") (nominal summer rating) natural gas-fired simple-cycle electric generating facility to be located on a site near Georgia State Highway 34 in Heard County, Georgia (the "Facility").

        B. The Partnership has entered or will enter into certain Project Documents and Financing Documents.

        C. Pursuant to the PPA, the Partnership has agreed to deliver and sell to PECO, and PECO has agreed to receive and purchase from the Partnership, electric capacity and energy for the term of the PPA, on the terms and conditions set forth therein.

        D. Pursuant to the Lease Agreement, the Authority has agreed to lease to the Partnership, and the Partnership has agreed to rent from the Authority, the Facility, the Facility Site and certain related infrastructure facilities, on the terms and conditions set forth therein.

        E. The Partnership (as assignee of TGILP) and the EPC Contractor are parties to the EPC Contract, providing for the construction of the Facility on a lump sum, fixed-price basis, on the terms and conditions set forth therein.

        F. Pursuant to the EPC Guaranty, the EPC Guarantor has agreed to guarantee the obligations of the EPC Contractor under the EPC Contract, on the terms and conditions set forth therein.

        G. Pursuant to the Turbine Contract, GE will provide six General Electric PG7241 (FA) heavy-duty, single shaft gas turbine-generators, on the terms and conditions set forth therein.

        H. The Partnership and Transco have entered into the Gas Interconnect Agreement, providing for the delivery of natural gas to the Transco interconnection point, on the terms and conditions set forth therein.

        I. The Partnership and the Pipeline EPC Contractor have entered into the Pipeline EPC Contract, providing for the construction of an approximately one-mile lateral gas pipeline from the Transco interconnection point to the Facility Site, on the terms and conditions set forth therein.

        J. The Partnership and GPC have entered into the GPC Interconnection Agreement, providing for the Facility to be connected to the Georgia integrated transmission system at 500kV, on the terms and conditions set forth therein.

        K. Pursuant to the Water Agreement, the Water Authority has agreed to sell to the Partnership and deliver to the Facility, and the Partnership has agreed to buy, water, on the terms and conditions set forth therein.

        L. The Partnership, as assignee of TGILP, and GE International are parties to the LTSA, pursuant to which GE International will provide long term parts and services for the six gas turbines and associated generators and specified auxiliaries, on the terms and conditions set forth therein.

        M. The Partnership and the Operator have entered into the O&M Agreement, providing for the Operator to operate and maintain the Facility, on the terms and conditions set forth therein.

        N. Pursuant to the Purchase Agreement and the Indenture, the Partnership has agreed to issue and sell the Bonds to the Initial Purchasers who will in turn sell the Bonds to certain purchasers as contemplated by the Purchase Agreement.

        O. Pursuant to the Authority Purchase Agreement and the Authority Indenture, the Authority has agreed to issue and sell the Authority Bonds to the Partnership who will in turn deposit the Authority Bonds with the Collateral Agent as collateral for the Senior Debt.

        P. Pursuant to the DSR LOC Reimbursement Agreement, the DSR LOC Issuer has agreed to issue or cause to be issued, for the account of the Partnership, a letter of credit, in an amount, and on the terms and conditions set forth therein.

        Q. Pursuant to the PPA LOC Reimbursement Agreement, the PPA LOC Issuer has agreed to issue, for the account of the Partnership, a letter of credit, with PECO as the beneficiary thereof, for use in connection with the PPA.

        R. In order to secure the availability of certain monies and in order to satisfy certain equity contribution requirements, the Partners and the Collateral Agent have entered into the Equity Contribution Agreement pursuant to which the Contributing Partners (as defined therein) agree to contribute equity to the Partnership up to $35.5 million from time to time prior to the Date of Commercial Operation of the Final Units.

        S. In order to secure the respective obligations of the Partnership and the Authority pursuant to the Financing Documents entered into by the Partnership and the Authority, on or prior to the Closing Date, the Partnership and the Authority will enter into the Security Documents to which each is a party.

        T. Each of the Financing Documents requires, as a condition precedent to the obligations of the Senior Parties thereto, the execution of this Agreement to provide for certain common representations, warranties and covenants of the Partnership.

        U. In consideration of the Senior Parties entering into their respective Financing Documents, the Partnership has agreed to enter into this Agreement and be bound by all covenants and obligations provided herein.

        Accordingly, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

        Section 1.1 Definitions and Principles of Construction. For all purposes of this Agreement, unless the context otherwise requires, (a) all capitalized terms used herein (including the Recitals) and not otherwise defined shall have the meanings set forth in Part I of Appendix A and (b) the principles of construction set forth in Part II of Appendix A shall apply.


                                   ARTICLE II

                                     CLOSING

        Section 2.1 TIME AND PLACE OF CLOSING. The closing of the transactions described in Section 2.2 shall commence at 9:30 a.m., Eastern Standard time, on the Closing Date at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, or at such other time and at such other location as shall be agreed by the parties hereto.

        Section 2.2 TRANSACTIONS ON CLOSING DATE. On the Closing Date, the following transactions shall be consummated simultaneously:

               (a) The Transaction Documents not previously executed shall be duly executed and delivered by the respective parties thereto.

               (b) The Partnership shall, in accordance with and subject to the Purchase Agreement, issue, sell and cause to be delivered to the Initial Purchasers the Bonds.

               (c) The Authority shall, in accordance with and subject to the Authority Purchase Agreement, issue, sell and cause to be delivered to the Partnership the Authority Bonds.

               (d) The PPA LOC Issuer shall issue or cause to be issued the PPA LOC.

               (e) The Initial Disbursement shall be made by the Collateral
Agent.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

        Section 3.1 CONDITIONS TO THE OCCURRENCE OF THE CLOSING DATE AND THE INITIAL DISBURSEMENT. The obligation of each of the Senior Parties to enter into the transactions described in Section 2.2 on the Closing Date and the making of the Initial Disbursement shall be subject to the satisfaction (or waiver by such Person) on or prior to the Closing Date of the following conditions precedent:

                (a) TRANSACTION DOCUMENTS. Each of the Transaction Documents entered into or required to be entered into on or prior to the Closing Date shall be satisfactory in all material respects to the Senior Parties, and each such Transaction Document shall be in full force and effect.

                (b) EQUITY SUPPORT. Each letter of credit required under the Equity Contribution Agreement shall be reasonably satisfactory in all material respects to the Senior Parties, and such letters of credit shall be in full force and effect.

                (c) AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS. Each of the Transaction Documents entered into or required to be entered into on or prior to the Closing Date shall have been duly authorized, executed and delivered by each of the parties thereto (other than the Senior Parties). The Senior Parties shall have received a true and correct copy of each of the Transaction Documents (not furnished in original form) entered into or required to be entered into on or prior to the Closing Date, certified as such by an Authorized Representative of the Partnership, including without limitation all amendments and supplements to each of the Transaction Documents.

                (d) THE LEASE. The Partnership shall have entered into the Lease Agreement with respect to the Facility Site and shall have obtained rights in the Necessary Easements, and such Lease Agreement and each such right shall be in full force and effect. Each Senior Party shall have received a copy of the Lease Agreement, a survey of the Facility Site and a copy of all documents evidencing such rights in form and substance satisfactory to each such Person. The Senior Parties shall have received satisfactory evidence that, except as set forth on Schedule 3.1(d), there shall be no actions, suits, investigations or proceedings at law or in equity by or before any Governmental Authority pending in connection with the leasing by the Partnership of the Facility Site or, to the best of the Partnership's knowledge, threatened in connection with the leasing by the Partnership of the Facility Site or the acquisition by the Partnership of the Necessary Easements, in either case that could reasonably be expected to result in a Material Adverse Effect.

                (e) GOVERNMENT APPROVALS. The Partnership shall have obtained all material Governmental Approvals then required for the commencement of construction of the Project and the Senior Parties shall have received a copy of all such Governmental Approvals.


                (f) OPINIONS. The Senior Parties shall have received opinions addressed to such Persons, dated the Closing Date, of the following counsel (or, if counsel is not identified, of counsel reasonably satisfactory to such Persons), each such opinion to be in the form and addressing such matters as shall be reasonably satisfactory to the Senior Parties (together with such changes as each Senior Party may approve):


                (i) Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Partnership;

                (ii) Long, Aldridge & Norman L.L.P., Georgia counsel to the Partnership;

                (iii)   Glover & Davis, counsel to the Authority;

                (iv)    King & Spalding, Bond counsel;

                (v) Cadwalader, Wickersham & Taft, special counsel to the Authority Trustee, the Trustee, the Collateral Agent and the Depositary Bank;

                (vi) Nelson, Morrow & Waldron, general counsel to the Partnership and the Partners;

                (vii) Winthrop, Stimson, Putnam & Roberts, Federal energy counsel to the Partnership;

                (viii) Long, Aldridge & Norman L.L.P., Georgia energy counsel to the Partnership;

                (ix) Sutherland, Asbill & Brennan, local environmental counsel (air permit) to the Partnership;

                (x) Long, Aldridge & Norman L.L.P., local environmental counsel (water, wastewater and wetlands) to the Partnership;

                (xi)    Lin Johnson, in-house counsel to PECO;

                (xii)   Timothy A. Watt, in-house counsel to the EPC Contractor;

                (xiii)  Timothy A. Watt, in-house counsel to the EPC Guarantor;

                (xiv)   Michael Barnas, in-house counsel to GE;

                (xv)    Michael Barnas, in-house counsel to GE International;

                (xvi)   Nelson, Morrow & Waldron , counsel to the Operator;

                (xvii) Skadden, Arps, Slate, Meagher & Flom L.L.P., special counsel to the DSR LOC Agent and the PPA LOC Agent;

                (xviii) Skadden, Arps, Slate, Meagher & Flom L.L.P., New York counsel to the Initial Purchasers;

                (xix)   King & Spalding, Georgia counsel to the Initial
                        Purchasers;

                (xx)    Gisela B. Cherches, in-house counsel to Transco;

                (xxi)   Jay Dalton, in-house counsel to the Pipeline EPC
                        Contractor;

                (xxii)  Jay Dalton, in-house counsel to Willbros Group;

                (xxiii) Price, Pyles, Dangel, Parmer & Brooks, counsel to the
                        Water Authority; and

                (xxiv) Brown, McCarrol & Oaks Hartline, LLP, special Texas counsel to the Partnership.


               (g) NO MATERIAL ADVERSE CHANGE. On the Closing Date, there shall not have been any change in the business, operations or financial condition of
(i) the Partnership, (ii) the Project, (iii) the EPC Contractor, (iv) the Operator, (v) PECO, (vi) GE, (vii) the Water Authority, (viii) the Authority or
(ix) any Contributing Partner that would reasonably be expected to have a Material Adverse Effect on the ability of any such Person to carry on its business or to enter into or perform its obligations under the Transaction Documents to which it is a party.

               (h) NO DEFAULT. Before and after giving effect to the consummation of the transactions contemplated by this Agreement, no Default or Event of Default under any Transaction Document shall have occurred and be continuing.

               (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Partnership set forth in this Agreement shall be true and complete on and as of the Closing Date.

               (j) CLOSING CERTIFICATE OF THE PARTNERSHIP. On the Closing Date, each of the Senior Parties shall have received an Officer's Certificate of the Partnership, dated the Closing Date, in form and substance reasonably satisfactory to the Senior Parties to the effect that: (i) the representations and warranties of the Partnership set forth in Section 4.1 hereof are true and complete on the Closing Date, (ii) the Transaction Documents to which the Partnership is a party have been duly executed and delivered by the Partnership and are in full force and effect, (iii) no Default or Event of Default has occurred and is continuing under this Agreement or any other Transaction Document, and (iv) the Partnership has duly performed and complied with all covenants, agreements and conditions contained herein or in any Transaction Document required to be performed or complied with by it on or prior to the Closing Date.

               (k) REPORT OF INDEPENDENT ENGINEER. The Senior Parties shall have received a report of the Independent Engineer in form and substance reasonably satisfactory to such Persons addressing, inter alia, Facility design, Facility performance, hours of operation, Project Costs, schedule of construction, adequacy of testing procedures, certain environmental matters, Governmental Approvals, a review of Project Documents, and occupational health and safety matters pertaining to the Facility and the Facility Site and such other matters related thereto as any Senior Party shall reasonably request.

               (l) APPROVED PROJECT CONSTRUCTION BUDGET. The Independent Engineer and the Senior Parties shall have received a copy of the approved project construction budget, in substantially the form of Schedule 3.1(l) (as amended, modified or supplemented from time to time pursuant to the terms hereof and the other Financing Documents, the "APPROVED PROJECT CONSTRUCTION BUDGET"), setting forth the timing and amount in dollars of all projected payments of Project Costs relating to the development, construction, lease, operation and maintenance of the Project (including amounts due pursuant to the EPC Contract) certified as the best reasonable estimate of the information set forth therein on the Closing Date, by an officer of the Partnership, which budget shall be in form and substance reasonably satisfactory to the Senior Parties and the Independent Engineer.

               (m) BASE CASE PROJECTIONS. The Partnership shall have furnished to the Independent Engineer and the Senior Parties the base case projections for the Project (as set forth on Schedule 3.1(m), the "BASE CASE PROJECTIONS"), certified by the Independent Engineer, projecting that the Partnership shall have, from the Date of Commercial Operation of the Final Units through the Final Maturity Date of the Bonds, (i) an average annual Debt Service Coverage Ratio equal to or greater than 1.49 to 1.0, and (ii) a minimum annual Debt Service Coverage Ratio during each year of such period equal to or greater than 1.30 to 1.0, which projections shall be based upon attached pro-forma income statements and annual cash flow projections for each such year, each of which shall be based upon assumptions stated therein which the Independent Engineer certifies as reasonable, together with a certificate of an Authorized Officer of the Partnership stating that such projections and supporting documents were prepared in good faith by the Partnership and are based upon assumptions which the Partnership considers to be reasonable.

               (n) INSURANCE AND REPORT OF INSURANCE CONSULTANT. The Partnership shall have obtained the insurance described on Appendix B attached hereto and required as of the Closing Date, together with loss payee endorsements in favor of the Collateral Agent in the form set forth in Appendix B, and such insurance shall be in full force and effect and the Senior Parties shall have received a report from the Insurance Consultant in form and substance reasonably satisfactory to such Persons, dated the Closing Date, setting forth the insurance so obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid, and stating that, in the opinion of the Insurance Consultant, such insurance complies with the insurance set forth on Appendix B and insures against such risks and in such amounts as are commercially available on reasonable terms or as may be required by Applicable Law. In addition to and without limiting the foregoing, the Senior Parties shall have received a form of each policy and a binder or certificate evidencing such insurance signed by the insurer or an agent authorized to bind the insurer.

               (o) ENVIRONMENTAL MATTERS. The Senior Parties shall have obtained all material environmental permits, approvals and licenses required to be obtained by it to commence construction of the Facility in accordance with the terms of the EPC Contract and (ii) shall have received reasonably satisfactory evidence that, except as set forth in Schedule 3.1(o), (A) the Facility Site is, to the best of the Partnership's knowledge, in compliance with all applicable Environmental Laws affecting the Facility Site or the Facility, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect, and (B) to the best of the Partnership's knowledge, there are no environmental conditions which could reasonably be expected to materially interfere with the construction or commercial operation of the Facility or adversely affect the Lien of the Collateral Agent thereon.

               (p) UTILITY REGULATION. Neither the Partnership nor any of the Senior Parties shall solely by reason of (i) the development, construction, lease, operation and maintenance of the Project by the Partnership, or (ii) any other transaction contemplated by the Transaction Documents be deemed by any Governmental Authority to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar entity under any Applicable Law.

               (q) SECURITY. All actions necessary or, in the reasonable opinion of any Senior Party, desirable, in order to effectively establish and create the security contemplated by the Security Documents and, where appropriate, to create a first priority security interest in and charge over the Collateral, subject only to Permitted Liens, shall have been duly taken, including without limitation, the making of all conveyances, registrations and filings.

               (r) OFFICERS' CERTIFICATES. The Senior Parties shall have received an Officer's Certificate of the Partnership and each Project Party, in form and substance reasonably satisfactory to such Persons, attaching and certifying as of the Closing Date as to (i) its articles of incorporation or association or its certificate of limited partnership, as the case may be, (ii) its by-laws (if any), (iii) the resolutions of its Board of Directors or applicable governing body (or, in the case of a partnership, any required authorization and consent of its partners) duly authorizing its execution, delivery and performance of each Transaction Document to which it is or is to be a party and each other document required to be executed and delivered by it in accordance with the provisions hereof or thereof, and (iv) the incumbency and signature of the persons authorized to execute and deliver, as may be required hereunder, documents on its behalf in connection with the transactions contemplated hereby and by the Transaction Documents.

               (s) ESTABLISHMENT OF ACCOUNTS. Each of the Accounts and all subaccounts thereof shall have been established pursuant to the Collateral Agency Agreement and each of the accounts required to be established pursuant to the Indenture shall have been so established.

               (t) CONSENTS TO ASSIGNMENT. The Partnership shall have delivered to each Senior Party, Consents (the "Third Party Consents"), in form and substance satisfactory to such Person, from each of the Project Parties listed on Schedule 3.1(t).

               (u) PURCHASE AGREEMENT; AUTHORITY PURCHASE AGREEMENT; DSR LOC REIMBURSEMENT AGREEMENT; PPA LOC REIMBURSEMENT AGREEMENT. All of the conditions to the closing of the transactions contemplated by the Purchase Agreement, the Authority Purchase Agreement, the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement have been satisfied (or waived by the Initial Purchasers, the Partnership, the DSR LOC Agent or the PPA LOC Agent, as the case may be).

               (v) FEES AND EXPENSES. The Partnership shall have paid to the Senior Parties the fees and expenses payable to such Persons on the Closing Date.

               (w) LIEN SEARCHES. The Partnership shall have obtained the results of a recent search, by a Person reasonably satisfactory to the Senior Parties, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Partnership, together with copies of all such filings disclosed by such search, and UCC termination statements duly executed by an Authorized Representative of the Partnership for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

               (x) TITLE INSURANCE. The Partnership shall have obtained the mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to the Facility Site described on Appendix B attached hereto and required as of the Closing Date, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Senior Parties;

               (y) AUTHORIZATION TO PROCEED. The Partnership shall have delivered to the EPC Contractor, and the EPC Contractor shall have acknowledged and accepted, the Authorization to Proceed.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. The Partnership makes the following representations and warranties on the Closing Date and at such times thereafter as are required in accordance with the Collateral Agency Agreement as the basis for the undertakings on its part herein contained:

               (a) ORGANIZATION; POWER; AND STATUS. The Partnership (i) is a limited partnership duly organized, in good standing and validly existing under the laws of the State of Delaware and (ii) is duly qualified to do business as a limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own, lease or hold its property and to conduct the business in which it is now engaged or proposed to be engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect.

               (b) AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (i) The Partnership has full partnership right, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder; and all partnership action required to be taken for the due and proper authorization, execution and delivery of this Agreement and each other Transaction Document to which the Partnership is a party and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

               (ii) This Agreement and each other Transaction Document to which the Partnership is a party has been duly authorized, executed and delivered by the Partnership. This Agreement and each other Transaction Document to which the Partnership is a party constitutes a valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with the terms hereof and thereof, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law).

               (c) FORCE MAJEURE. To the best of the Partnership's knowledge, no force majeure (as defined in each Project Document) has occurred and is continuing under any Project Document.

               (d) NO CONFLICTS; LAWS; AND CONTRACTS. The execution, delivery and performance by the Partnership of each of the Transaction Documents and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Partnership is a party or by which the Partnership is bound or to which any of the property or assets of the Partnership is subject, (ii) result in any violation of the provisions of the Partnership Agreement, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Partnership or any of its properties or assets.

               (e) GOVERNMENTAL APPROVALS. All Governmental Approvals which are required, as of the Closing Date, to be obtained by, in the name of, or on behalf of the Partnership and, as far as the Partnership is aware, each other party to the relevant Transaction Document in connection with (i) the issuance of the Bonds, (ii) the carrying on of the business of the Partnership as it is presently carried on and is contemplated to be carried on, and (iii) the due execution, delivery and performance of each of the Transaction Documents by each of the parties thereto have been duly obtained or made, are validly issued and are in full force and effect. The Partnership is in compliance with all such Governmental Approvals, except to the extent that noncompliance could not reasonably be expected to result in a Material Adverse Effect.

               (f) LITIGATION. There are no legal or governmental proceedings pending to which the Partnership is a party or of which any property or assets of the Partnership are the subject which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the best of the Partnership's knowledge, no such proceedings are threatened by governmental authorities or others.

               (g) NO DEFAULT. The Partnership is not (i) in violation of its Partnership Agreement or its other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Transaction Document to which it is a party or by which it is bound or to which any of its property or assets is subject, where such default has had, or could reasonably be expected to have, a Material Adverse Effect, or (iii) in violation of any Applicable Law to which it or its property or assets may be subject, where such violation has had, or could reasonably be expected to have, a Material Adverse Effect.

               (h) LICENSES; CERTIFICATES; AUTHORIZATIONS; PERMITS; DECLARATIONS; FILINGS. The Partnership possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal or state regulatory agencies or bodies which are necessary or desirable for (i) the construction or operation of the Project (other than those not yet required), (ii) the ownership of its properties, (iii) the conduct of its business as it is presently carried on and is contemplated to be carried on, or (iv) the execution, delivery and performance of the Transaction Documents, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and the Partnership has not received notification of any revocation or modification of any such license, certificate, authorization or permit and does not have any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

               (i) TAXES. The Partnership is a partnership for federal income tax purposes. The Partnership has filed, or caused to be filed, all federal, state, local and other tax returns required to be filed through the Closing Date, and has paid, or caused to be paid, all taxes, fees, charges and assessments (collectively, "TAXES") due thereon, other than Taxes the payment of which are subject to a good faith contest and for which adequate reserves have been established.

               (j) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Partnership is not (i) an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder, or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof as such terms are defined in the PUHCA.

               (k) INSURANCE. All insurance policies that are required to be in place as of the Closing Date, pursuant to the Transaction Documents and Appendix B hereto, will be in place and will be in full force and effect, and to the best of the Partnership's knowledge, no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would entitle an insurer or reinsurer to validly avoid or otherwise reduce its liability under the relevant policy of insurance or reinsurance. The Partnership has not received any notice from any insurer or reinsurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer's or reinsurer's liability under any insurance policy can be reduced or avoided.

               (l) PATENTS; TRADEMARKS; AND LICENSES. The Partnership owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how

(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the operation of the Project, and the operation of the Project does not conflict in any material respect with, and the Partnership has not received any notice of any claim of conflict with, any such rights of others.

               (m) COMPLIANCE OF EMPLOYEE BENEFIT PLANS WITH APPLICABLE LAW. The Partnership does not sponsor, maintain, administer, contribute to, participate in or have any obligation to contribute to or any liability under, any ERISA Plan, nor since the date which is six (6) years immediately preceding the Closing Date has the Partnership established, sponsored, maintained, administered, contributed to, participated in or had any obligation to contribute to or any liability under, any ERISA Plan. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any ERISA Plan. There are no Unfunded Benefit Liabilities under any ERISA Plan. The Partnership and each member of its ERISA Controlled Group have complied with the requirements of
Section 515 of ERISA with respect to each Multiemployer Plan and are not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Partnership and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Partnership and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $500,000 and $50,000, respectively. To the best knowledge of the Partnership and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the Pension Benefit Guaranty Corporation ("PBGC") (other than required premium payments), the Internal Revenue Service, any ERISA Plan (other than required minimum funding contributions) or any trust established under Title IV of ERISA has been, or is expected by the Partnership or any member of its ERISA Controlled Group to be, incurred by the Partnership or any member of its ERISA Controlled Group. The Partnership has no contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under
Part 6 of Title I of ERISA. No Lien under Section 412(n) of the Code or Section 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Partnership or any member of its ERISA Controlled Group to be imposed on the assets of the Partnership or any member of its ERISA Controlled Group.

               (n) SINGLE-PURPOSE PARTNERSHIP. The Partnership has not conducted and is not conducting any business other than business in connection with the development, construction, lease, financing, operation and maintenance of the Project as contemplated by the Transaction Documents to which the Partnership is a party.

               (o) SECURITY DOCUMENTS. The Security Documents create legal, valid and enforceable perfected Liens on all of the Collateral, in favor of the Collateral Agent, for the ratable benefit of the Senior Parties, subject to no Liens other than Permitted Liens. All governmental filings or approvals necessary or desirable to perfect such Liens have been duly effected or taken prior to, or will be duly effected or taken on the Closing Date.

               (p) PROJECTIONS. All projections furnished or to be furnished to the Senior Parties by or on behalf of the Partnership and the summaries of significant assumptions related thereto (i) are, to the Partnership's knowledge, based on reasonable assumptions as to all legal, accounting, tax and factual matters material to the estimates set forth therein, (ii) are consistent with the provisions of the Transaction Documents in all material respects, (iii) have been and will be prepared in good faith and in all material respects, with due care, and (iv) fairly represent the Partnership's expectation as to the matters covered thereby as of the Closing Date.

               (q) REGULATORY STATUS OF THE PARTNERSHIP AND THE PROJECT. The Partnership is an "exempt wholesale generator" ("EWG") under PUHCA and, as such, is not considered to be an "electric utility company" under PUHCA, is exempt from all provisions of PUHCA, and is not considered as being primarily engaged in the generation or sale of electric power under the FPA.

               (r) PROPERTY RIGHTS; CONTRACT RIGHTS; MATERIALS, EQUIPMENT AND SUPPLIES. The Partnership possesses all property rights and contract rights which are necessary for the construction and operation of the Project as contemplated by this Agreement and by each of the Transaction Documents to which the Partnership is a party, and there are no materials, equipment or supplies consistent with the Approved Project Construction Budget which are not expected to be available at the Facility Site.

               (s) COLLATERAL. The Partnership has, or has valid and enforceable rights to acquire, good title or valid leasehold rights to the interests in the Facility, the Facility Site, including all Necessary Easements, and the tangible personal property forming a part of the Collateral purported to be covered by the Security Documents to which it is a party, subject only to Permitted Liens.

               (t) YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Partnership's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Partnership's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999. The cost to the Partnership of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Partnership (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default, Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Partnership are and, with ordinary course upgrading and maintenance, will continue until the Final Maturity Date to be, sufficient to permit the Partnership to conduct its business without Material Adverse Effect.


                                    ARTICLE V

                                    COVENANTS

               Section 5.1 AFFIRMATIVE COVENANTS OF THE PARTNERSHIP. The Partnership covenants and agrees, from and after the Closing Date, for the benefit of the Senior Parties or certain of them, as follows:

               (a) PAYMENTS. The Partnership shall promptly pay, or cause to be paid, the principal, premium (if any), interest, and all other amounts due and payable under and in accordance with the terms of the Financing Documents.

               (b) INSURANCE. (i) The Partnership shall at all times maintain, with responsible and financially sound insurance carriers, and provide satisfactory evidence of, customary insurance in such amounts (subject to reasonable, customarily available and customary deductibles and sublimits) and with terms and conditions in accordance with standard industry practice, as described in Appendix B hereto. All policies of physical damage and business interruption insurance of the Partnership shall name the Collateral Agent as loss payee and as additional insured; PROVIDED that, unless the Collateral Agent is exercising remedies in accordance with the Security Agreement, the consent of the Partnership shall be required prior to any final adjustment upon an event of loss under such policies, and the Collateral Agent shall be named as additional insured under any general liability, automotive liability, excess liability or other policy similar in nature in accordance with standard industry practice.

               (ii) Each insurance policy obtained by the Partnership shall provide for at least ten (10) days' written notice to the Collateral Agent of cancellation, reduction in amount of coverage or any other material change in coverage.

               (c) INFORMATION. The Partnership shall furnish, or cause to be furnished, to the Collateral Agent, the Trustee, each Rating Agency and such other Senior Parties which so request:

                (i) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly accounting periods of the Partnership's fiscal year (commencing with the quarter ending March 31, 2000), Unaudited Financial Statements of the Partnership for such period, each accompanied by an Officer's Certificate of the Partnership
        (1) to the effect that such Unaudited Financial Statements fairly present the financial condition and results of operations of the Partnership on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and normally recurring year-end adjustments) and (2) stating that no Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

                (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Partnership and (commencing with the fiscal year ended December 31, 2000), Annual Audited Financial Statements of the Partnership for such fiscal year, each accompanied by (1) an audit opinion thereon by the Auditor, which opinion shall state that said financial statements of the Partnership present fairly, in all material respects, the financial position of the Partnership at the end of, and for, such fiscal year in accordance with GAAP and (2) an Officer's Certificate of the Partnership stating that no Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

                (iii) promptly after the Partnership has knowledge thereof, written notice of the occurrence of any event or condition which constitutes a Default or Event of Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto;

                (iv) promptly after delivery to the Partnership of any notice of any material litigation, claim (including any Environmental Claim), proceeding pending or, to the best of the Partnership's knowledge, threatened, involving or affecting the Partnership or the Project, a copy of such notice; and

                (v) as soon as available and in any event not less than forty-five (45) days in advance of the beginning of each calendar year after the Date of Commercial Operation, a copy of the annual Operating Budget for such year.

               (d) MAINTENANCE OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS.
(i) The Partnership shall at all times preserve and maintain in full force and effect (A) its existence as a partnership in good standing under the laws of the State of Delaware and (B) its qualification to do business in each other jurisdiction in which the character of properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

               (ii) The Partnership shall maintain and renew all of the powers, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

               (iii) The Partnership shall comply with all Applicable Laws (including Environmental Laws) and Governmental Approvals applicable to it, and all other acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the performance by the Partnership of its obligations under the Financing Documents, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

               (e) CONSTRUCTION OF THE FACILITY. The Partnership shall cause the construction of the Facility to be carried out and completed with diligence and continuity (except for interruptions provided for in the EPC Contract or due to events of force majeure, which events of force majeure the Partnership shall use its commercially reasonable efforts to mitigate), in a good and workmanlike manner in accordance with sound, generally accepted building and engineering practices, all material Applicable Laws and Governmental Approvals and the EPC Contract. The Partnership shall at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Facility to be maintained on the Facility Site or the EPC Contractor's offices and available for inspection by the Independent Engineer and the Senior Parties.

               (f) PAYMENT OF TAXES AND CLAIMS. The Partnership shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies imposed upon it or its income or profits; PROVIDED that, the Partnership shall not be required to pay any such obligation if (i) such charges are being diligently contested in good faith by appropriate proceedings, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) adequate reserves are established with respect to the contested items (in accordance with GAAP), and (iv) such contest could not reasonably be expected to result in the sale, forfeiture or loss of any material amount of the Collateral. The Partnership shall promptly pay or cause to be paid any valid, final, non-appealable judgment enforcing any such tax, duty, fee, assessment, levy, other governmental charge or claim and shall cause the same to be satisfied of record, as applicable.

               (g) BOOKS AND RECORDS. The Partnership shall at all times keep proper books of record and accounts adequate to reflect truly and fairly the financial condition and results of operations of the Partnership in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities.

               (h) RIGHT OF INSPECTION. The Partnership shall permit officers and designated representatives of the Senior Parties, the Independent Engineer and the Insurance Consultant to visit and inspect, in the presence of representatives of the Partnership, if requested by the Partnership, any of the properties of the Partnership, and to examine and make copies of the books of record and accounts of the Partnership and discuss the affairs, finances and accounts of the Partnership with, and be advised as to the same by, its officers, all at such reasonable times and intervals with reasonable notice prior to such inspection and to such reasonable extent as the Senior Parties may request.

               (i) USE OF PROCEEDS. The Partnership shall use the proceeds of the sale of the Bonds to purchase the Authority Bonds and shall use the proceeds of the Authority Bonds only to pay Project Costs.

               (j) COMPLIANCE WITH PROJECT DOCUMENTS. The Partnership shall comply with, perform and observe in all respects the terms and provisions of each Project Document to which it is a party, except to the extent any noncompliance, non-performance or non-observance would not reasonably be expected to result in a Material Adverse Effect.

               (k) GOVERNMENTAL APPROVALS; TITLE; AND REGULATORY STATUS OF THE PROJECT. (i) The Partnership shall at all times obtain in a timely manner, maintain in full force and effect (or where appropriate, renew) all Governmental Approvals and other consents and approvals (including, without limitation, those required under Environmental Laws) required at any time or advisable in connection with the construction, maintenance, ownership and good and orderly operation of the Project, as currently conducted and as proposed to be conducted, unless failure to so obtain, maintain or comply with such Governmental Approvals or other consents or approvals would not reasonably be expected to result in a Material Adverse Effect.

               (ii) The Partnership shall preserve and maintain good and marketable title or valid leasehold rights to all of its properties and assets subject to no Liens other than Permitted Liens.

               (iii) The Partnership shall at all times maintain its status as an EWG under PUHCA, unless failure to maintain such status (A) would not cause a breach under or forfeiture of the pricing or other material benefits of the Project Documents or (B) would not reasonably be expected to result in a Material Adverse Effect.

               (l) EVENT OF LOSS. Upon the occurrence of an Event of Loss, the Partnership shall diligently pursue all rights and remedies available to it under any insurance policy or any Transaction Document with respect to the receipt of Loss Proceeds or any other compensation available to the Partnership upon the occurrence of such event.

               (m) RATING. The Partnership shall maintain a rating of the Bonds by each of the applicable Rating Agencies and shall comply with all reasonable requests from each of the Rating Agencies for information and/or notices related to the Bonds.

               (n) RULE 144A INFORMATION; OTHER INFORMATION. (i) Unless a registration statement shall have previously become effective with respect to the Bonds, at any time when the Partnership is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon the request of any Holder or any owner of a beneficial interest in the Restricted Global Security, the Partnership shall promptly furnish to such Holder or beneficial owner, to a prospective purchaser of a Bond or beneficial interest therein designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, as the case may be, all information specified in, and meeting the requirements of, paragraph
(d)(4) of Rule 144A in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with a resale of Bond pursuant to Rule 144A.

               (ii) At any time after a registration statement with respect to the Bonds shall have been filed with and declared effective by the Commission, and notwithstanding that the Partnership may no longer be required to do so pursuant to the Exchange Act or the rules and regulations promulgated thereunder, the Partnership shall provide to the Trustee, each Holder and each owner of a beneficial interest in the Restricted Global Security such periodic and other reports that the Partnership would be required to file if it were subject to Section 13 or Section 15(d) of the Exchange Act.

               (o) FURTHER ASSURANCES. The Partnership shall, at its own expense, take all reasonable actions that have been or shall be requested by the Collateral Agent or that the Partnership knows are necessary to establish, maintain, protect, perfect and continue the perfection of the Liens created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Collateral Agent to effect any such action. Without limiting the generality of the foregoing, the Partnership shall do everything necessary in the reasonable judgment of the Collateral Agent to preserve and protect the Collateral, to establish, maintain and perfect such Liens, and to protect and enforce its rights and title and the rights and title of the Senior Parties to the Collateral.

               (p) CONSENTS. The Partnership shall use all reasonable efforts to obtain executed consents to the assignment of each material Project Document (other than contracts with an existing duration of one month or less) entered into after the Closing Date, from each party thereto.

               (q) YEAR 2000 COMPLIANCE. The Partnership shall take all reasonable actions necessary to commit appropriate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of the Collateral Agent, the Partnership will provide the Collateral Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Collateral Agent as to the capability of the Partnership to conduct its business and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. The Partnership represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

               (r) COMPLIANCE WITH CERTIFICATE REQUIREMENTS REGARDING SUBSTANTIVE CONSOLIDATION. The Partnership will not take any action or omit to take any action if such action or omission would be inconsistent with the certifications made in the Certificate(s) listed in Exhibit 5.1(r) hereto; except for any such action or omission as to which the Partnership shall have received a reasoned opinion of counsel to the Partnership (and shall have delivered a copy thereof to the Collateral Agent) to the effect that, after giving effect to such action or omission, and subject to customary qualifications and exceptions, in a bankruptcy proceeding involving Tenaska Energy, Inc., the assets and liabilities of the Partnership should not be consolidated with those of Tenaska Energy, Inc.

        Section 5.2 NEGATIVE COVENANTS OF THE PARTNERSHIP. The Partnership covenants and agrees, from and after the Closing Date, for the benefit of the Senior Parties, as follows:

               (a) INDEBTEDNESS. The Partnership shall not create or incur or suffer to exist any Indebtedness except the following (collectively, "PERMITTED INDEBTEDNESS"):

                (i) the Authority Bonds, the Lease Agreement and the Guaranty;

                (ii) the Bonds;

                (iii) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Project required to maintain compliance with Applicable Laws or the Project Documents; PROVIDED that, after giving effect to the incurrence of such Indebtedness (A) an Authorized Officer of the Partnership certifies in writing and the Independent Engineer confirms as reasonable (subject to customary assumptions and qualifications) that (1) such capital improvements are reasonably expected to enable the Partnership to comply with such Applicable Laws or Project Documents, as the case may be, and (2) the calculations of the Partnership that demonstrate that after giving effect to the incurrence of such Indebtedness the minimum Projected Debt Service Coverage Ratio for (x) the next two consecutive Semi-Annual Periods commencing with the Semi-Annual Period in which such Indebtedness is incurred, taken as one annual period, and (y) each pair of subsequent consecutive Semi-Annual Periods taken as a single annual period through the Final Maturity Date, will not be less than 1.1 to 1.0, or (B) each Rating Agency then rating the Bonds provides written confirmation that no Rating Downgrade will result from the incurrence of such Indebtedness;

                (iv) Indebtedness in an aggregate principal amount not to exceed $15,000,000 incurred to finance in whole or in part the making of capital improvements in respect of the Project, other than those capital improvements referenced in clause (iii) above; PROVIDED that, (A) no Event of Default shall have occurred and be continuing and (B) each Rating Agency then rating the Bonds provides written confirmation that no Rating Downgrade will result from such the incurrence of such Indebtedness;

                (v) Indebtedness incurred under the DSR LOC Reimbursement Agreement, a Working Capital Facility and the PPA LOC Reimbursement Agreement;

                (vi) Indebtedness in an aggregate amount not to exceed $100,000 incurred in connection with the GPC Interconnection Agreement;

                (vii) Subordinated Debt in an aggregate principal amount not to exceed $20,000,000, in accordance with the requirements set forth herein; and

                (viii) Other Indebtedness in an aggregate principal amount not to exceed $10,000,000 which may be used for Project Costs, Operating and Maintenance Expenses and capital expenditures with respect to the Project.

               (b) LIENS. The Partnership shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following (collectively, "PERMITTED LIENS"):

                (i) Liens specifically permitted or required by, or created by, any Security Document;

                (ii) Liens to secure Permitted Indebtedness; PROVIDED that, the holder of such Permitted Indebtedness, or a representative thereof, shall have entered into the Collateral Agency Agreement; and PROVIDED, FURTHER that, in the case of Liens to secure Permitted Indebtedness which constitutes Subordinated Debt, the holders of Subordinated Debt shall not be permitted to foreclose such Liens until all Senior Debt has been irrevocably paid in full in cash;

                (iii) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP;

                (iv) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations;

                (v) mechanic's, workmen's, materialmen's, supplier's, construction or other similar Liens arising in the ordinary course of business or incident to the development, construction, operation and maintenance of the Project;

                (vi) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the business of the Partnership;

                (vii) capital leases entered into by the Partnership to the extent not prohibited by Section 5.2(a) of this Agreement; and

                (viii) other Liens incidental to the conduct of the Partnership's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the Partnership's business.

               (c) GUARANTEES. The Partnership shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation, except for (i) the Guaranty and (ii) endorsements and similar obligations in the ordinary course of business.

               (d) BUSINESS ACTIVITIES. The Partnership shall not at any time conduct any activities other than (i) those contemplated by the Transaction Documents and (ii) activities incidental thereto.

               (e) FUNDAMENTAL CHANGES; SALE OF ASSETS. (i) The Partnership shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

               (ii) The Partnership shall not sell, transfer, assign, hypothecate, pledge, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, except (A) in the ordinary course of business or (B) if such asset is worn out, obsolete, or no longer necessary or useful in the operation of the Project; PROVIDED however, if the aggregate fair market value of such worn out, obsolete, unnecessary or useless asset exceeds $2,000,000, the Partnership shall certify in writing that such asset is worn out, obsolete or no longer necessary or useful in the operation of the Project; PROVIDED further, this Section 5.2(e)(ii) shall not apply to any property which is the subject of the GPC Interconnection Agreement and the land on which such property is to be located and related easements.

               (f) TRANSACTIONS WITH AFFILIATES. Except for transactions entered into pursuant to the Transaction Documents or the Partnership Agreement, the Partnership shall not enter into any transaction or series of related transactions with any Person (including any Affiliate of the Partnership) on terms less favorable to the Partnership than those in comparable arms length transactions.

               (g) RESTRICTED PAYMENTS. The Partnership shall not make any Restricted Payments, except for the Initial Disbursement and payments permitted under the Collateral Agency Agreement.

               (h) AMENDMENTS TO PROJECT DOCUMENTS. The Partnership shall not amend, modify, cancel or terminate any Project Document (other than change orders under the EPC Contract and the Pipeline EPC Contract) or the Tax Agreement unless the Partnership certifies that (i) such amendment, modification, termination or cancellation would not reasonably be expected to result in a Material Adverse Effect; PROVIDED that, in the case of an amendment, modification, termination or cancellation of the PPA (or relating thereto), each Rating Agency then rating the Bonds shall provide written confirmation that such amendment, modification, cancellation or termination would not result in a Rating Downgrade.

               (i) ADDITIONAL PROJECT DOCUMENTS. The Partnership shall not enter, and shall cause the Project not to enter, into any Additional Project Document unless an Authorized Officer of the Partnership certifies in writing that the transactions contemplated by such Additional Project Document would not reasonably be expected to result in a Material Adverse Effect, and either (A) the Independent Engineer concurs in writing with such certification or (B) each Rating Agency then rating the Bonds confirms in writing that the entry into the Additional Project Document would not result in a Rating Downgrade; PROVIDED that, the foregoing prohibition shall not apply (1) if PECO is not performing under the PPA, to any Additional Project Document providing for short term capacity and energy sales, spot gas and related transportation or (2) if the transactions contemplated by the Additional Project Document, when taken together with all other Additional Project Documents which are in effect and have not been so certified, do not exceed $1,500,000 in any one calendar year.

               (j) CHANGE ORDERS. The Partnership shall not initiate or consent to any change orders under the EPC Contract unless an Authorized Representative of the Partnership certifies that (i) such change order is reasonable and is consistent with sound engineering practice, (ii) such change order could not reasonably be expected to materially adversely affect the operation or reliability of the Project, and (iii) the implementation of such change order is not reasonably expected to materially delay the Date of Commercial Operation of the Final Units; PROVIDED that, unless the Independent Engineer has concurred in writing with the certifications set forth in clauses (i), (ii) and (iii) above, such change order does not exceed $500,000 individually or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the Independent Engineer, $5,000,000.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

        Section 6.1 EVENTS OF DEFAULT. The term "Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be affected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

               (a) an event of default under the Bonds, the Indenture, the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement Agreement or any Working Capital Facility;

               (b) any representation or warranty made by the Partnership herein, or in any certificate or other document furnished to the Senior Parties by or on behalf of the Partnership in accordance with the terms hereof, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or is reasonably expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue uncured for thirty (30) or more days from the date the Partnership obtains actual knowledge thereof; PROVIDED that, if the Partnership commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice thereof to the Collateral Agent, the Partnership may continue to effect such cure and such misrepresentation shall not be deemed an Event of Default for an additional sixty (60) days so long as the Partnership is diligently pursuing such cure;

               (c) the Partnership shall fail to perform or observe any covenant or agreement contained in Section 5.1(b) (Insurance); Section 5.1(d)(i) (Maintenance of Existence; Compliance with Applicable Laws); Section 5.1(k)(i) (Governmental Approvals; Title; Regulatory Status of the Project); Section 5.2(a) (Indebtedness); Section 5.2(b) (Liens); Section 5.2(c) (Guarantees);
Section 5.2(d) (Business Activities); Section 5.2(e) (Fundamental Changes; Sale of Assets); Section 5.2(g) (Restricted Payments); Section 5.2(h) (Amendments to Project Documents); or Section 5.2(i) (Additional Project Documents) of this Agreement, and such failure shall continue uncured for thirty (30) or more days from the date the Partnership obtains actual knowledge of such failure;

               (d) the Partnership shall fail to perform or observe any of its covenants or agreements contained in any other provisions of this Agreement (other than those referred to in paragraph (c) above), and such failure shall continue uncured for thirty (30) or more days from the date the Partnership obtains actual knowledge of such failure; PROVIDED that, if the Partnership commences and diligently pursues efforts to cure such failure within such thirty
(30) day period and delivers written notice thereof to the Collateral Agent, the Partnership may continue to effect such cure and the failure shall not be deemed an Event of Default for an additional sixty (60) days so long as the Partnership is diligently pursuing such cure;

               (e) the Partnership shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other Debtor Relief Law, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any other Debtor Relief Law or
(vi) take any action for the purpose of effecting any of the foregoing;

               (f) a proceeding or case shall be commenced without the application or consent of the Partnership in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Partnership or all or a substantial part of its property under any Debtor Relief Law and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against the Partnership shall be entered in any involuntary case under the Bankruptcy Code or any other Debtor Relief Law (each such event described in subsections (e) and (f) of this Section 6.1 is hereinafter referred to as a "Bankruptcy Event");

               (g) failure by the Partnership to make any payment, or comply with any covenant, in respect of any Indebtedness in an amount exceeding $10,000,000; PROVIDED that, such failure continues unwaived or uncured beyond any applicable grace period and results in the acceleration of the maturity of such Indebtedness;

               (h) any material Project Document ceases to be valid and binding and in full force and effect, any third party thereto denies that it has any liability or obligation under any material Project Document and such third party ceases performance thereunder, or any third party is in default under such Project Document (subject to any applicable grace period), and in each case such cessation or default has resulted or would reasonably be expected to result in a Material Adverse Effect; PROVIDED that, no such event shall be an Event of Default if within one hundred eighty (180) days from the occurrence of such event, the Partnership (A) causes the third party to confirm its obligations under such Project Document and/or resume performance thereunder (as the case may be) or (B) enters into an alternate agreement which (x) contains, as certified by an Authorized Officer of the Partnership and confirmed by the Independent Engineer, substantially similar terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and
(y) after giving effect to the agreement, enables the Partnership to maintain a minimum annual Projected Debt Service Coverage Ratio equal to or greater than the lesser of (1) the minimum annual Projected Debt Service Coverage Ratio which would have been in effect had performance under the original Project Document continued and (2) 1.2 to 1.0; PROVIDED FURTHER that, in the case of the PPA, in addition to the conditions set forth above, each Rating Agency confirms that neither of such actions shall result in a Rating Downgrade;

               (i) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 against the Partnership, which remain unpaid or unstayed for a period of sixty (60) or more consecutive days;

               (j) the Partners shall cease collectively to maintain Control (as defined below) of the Partnership unless each Rating Agency then rating the Bonds provides written confirmation to the Collateral Agent that such cessation shall not result in a Rating Downgrade (it being understood that for all purposes of this clause (j), "Control" means the possession, directly or indirectly, of the economic interest in or power to direct or cause the direction of the management and policies of a Person through ownership of equity interests); or

               (k) any Security Document shall cease to be in full force and effect or any Lien purported to be granted thereby with respect to any material Collateral shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Senior Parties on the Collateral described therein with the priority purported to be created thereby and such cessation has resulted in a Material Adverse Effect; PROVIDED that, the Partnership shall have thirty (30) days from the date the Partnership obtains actual knowledge thereof to cure such cessation (if curable) or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation (if curable).

        Section 6.2 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default on or after the Closing Date, each Senior Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the remedies available to such Senior Party under and in accordance with the provisions of the Transaction Documents to which it is party.

                                   ARTICLE VII

                        INDEMNIFICATION AND CONTRIBUTION

        Section 7.1 INDEMNIFICATION AND CONTRIBUTION. If, in connection with this Agreement or any other Financing Document or the transactions contemplated hereby or thereby, any of the Senior Parties become involved in any capacity in any action or legal proceeding, the Partnership agrees, subject to Section 8.16,
(a) to reimburse the Senior Parties, their affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly upon request for all reasonable expenses (including the reasonable fees and disbursements of legal counsel and the reasonable cost of investigation and preparation), disbursements and advances as they are incurred, and (b) to indemnify and hold harmless each Indemnified Party against all direct losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby including without limitation the use by the Partnership of the proceeds of any moneys provided pursuant to the Financing Documents; PROVIDED, however, that the Partnership shall not be liable under this Section 7.1 in respect of any expense, loss, claim, damage or liability to the extent that either the Partnership obtains a final judgment, not subject to appeal, that such expense, loss, claim, damage or liability resulted from the willful misconduct or gross negligence of such Indemnified Party. All indemnifications and releases from liability granted hereunder to the Senior Parties shall extend to their officers, directors, employees, agents, successors and assigns. The agreements in this Section 7.1 shall survive the payment or satisfaction in full of the obligations, any other termination of this Agreement and the resignation or removal of the Collateral Agent.

        Section 7.2 PROCEDURE FOR INDEMNIFICATION CLAIMS. In the event that a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against an Indemnified Party, which claim, action or proceeding could result in liability of the Partnership the indemnification obligations hereunder, the Indemnified Party shall give prompt notice to the Partnership and the Partnership shall have the right to take over the defense or settlement of such claim, action or proceeding at its own expense by giving prompt written notice to the Indemnified Party; PROVIDED, however, that the omission so to notify the Partnership will not relieve the Partnership from any liability to the extent the Partnership is not materially prejudiced as a proximate result of such failure; PROVIDED, FURTHER, that (a) the Indemnified Party shall at all times have the right, at its option and expense, to participate fully therein; PROVIDED that the Partnership shall be responsible for the legal fees and expenses of the Indemnified Party if (i) the employment of such counsel by the Indemnified Party has been authorized by the Partnership, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Partnership and the Indemnified Party in the conduct of the defense of such action (in which case the Partnership shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or counsel for the Partnership shall have declined to represent the Indemnified Party in light of a potential conflict of interest, or (iii) the Partnership shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action, and (b) if the Partnership did not give such notice and did not proceed diligently to defend the claim, action or proceeding within 15 days after receipt of such notice of the claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of any such claim, action or proceeding for the account of and at the risk of the Partnership and the Partnership shall be bound by any defense or settlement that the Indemnified Party may make as to such claim, action or proceeding. The parties shall cooperate in defending any such claim, action or proceeding, and the defending party shall have reasonable access to the books and records and personnel in the possession or control of the other party that are pertinent to the defense. The Partnership shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior written consent of the Indemnified Party. The parties agree that any Indemnified Party may join the Partnership in any claim, action or proceeding as to which any right of indemnity granted to such Indemnified Party pursuant to this Agreement would or might apply, for the purpose of enforcing such right of indemnity.

                                  ARTICLE VIII

                                 MISCELLANEOUS

        Section 8.1 SURVIVAL. All agreements, covenants, representations, warranties and indemnities contained in this Agreement and in any agreement, document or certificate delivered pursuant hereto, or in connection herewith, shall survive and continue in effect following the execution and delivery of this Agreement and the Closing Date.

        Section 8.2 NOTICES. Except as otherwise expressly provided herein in any particular case, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall, if addressed as provided in the following sentence, be deemed to have been given, when (i) delivered by hand, (ii) mailed by first class registered or certified mail, return receipt requested, postage prepaid, (iii) sent by private overnight courier service or
(iv) sent by telecopy, if immediately after transmission the sender's facsimile machine records in writing the correct answer back and such transmission is promptly followed by hand, mail or overnight courier service. Until otherwise so notified by the respective parties, all notices, approvals, consents, requests and other communications shall be addressed to the following addresses:

         If to the Partnership:

               Tenaska Georgia Partners, L.P.
               1044 N. 115th St. Suite 400
               Omaha, NE 68154-4446
               Attention:  Michael F. Lawler
               Telecopier No.: 402-691-9550
               Telephone No.:  402-691-9500

         If to the Trustee:

               The Chase Manhattan Bank
               Capital Markets Fiduciary Services
               450 West 33rd Street, 15th Floor
               New York, NY 10001
               Attention:  Annette M. Marsula
               International & Project Finance Service Delivery
               Telecopier No.:  (212) 946-8178
               Telephone No.:  (212) 946-7557

         If to the DSR LOC Agent:

         The Toronto-Dominion Bank

               909 Fannin
               Suite 1700
               Houston, Texas 77010
               Attention:  Jeff Lents
               Telecopier No.:  (713) 653-8227
               Telephone No.:  (713) 951-9921

         If to the PPA Letter of Credit Agent:

         The Toronto-Dominion Bank
               909 Fannin
               Suite 1700
               Houston, Texas 77010
               Attention:  Jeff Lents
               Telecopier No.:  (713) 653-8227
               Telephone No.:  (713) 951-9921

         If to the Collateral Agent:

         The Chase Manhattan Bank
               Capital Markets Fiduciary Services
               450 West 33rd Street, 15th Floor
               New York, NY 10001
               Attention:  Annette M. Marsula
               International & Project Finance Service Delivery
               Telecopier No.:  (212) 946-8178
               Telephone No.:  (212) 946-7557

A duplicate copy of each notice, approval, consent, request or other communication given hereunder by each of the parties, to any one of the others or to the holders of the Bonds shall also be given to all of the others. Each of the parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

        Section 8.3 SEVERABILITY OF PROVISIONS. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        Section 8.4 AMENDMENTS, WAIVERS, ETC. No amendment, modification or supplement of this Agreement shall be effective unless such amendment, modification or supplement was effected in accordance with the terms of this Agreement and Section 6.11 of the Collateral Agency Agreement. Any approval of an amendment to, or any waiver of any provision of, this Agreement shall be effective only in the specific instance and for the specific purpose for which such approval or waiver is given. No delay on the part of any Senior Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Senior Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

        Section 8.5 HEADINGS; TABLE OF CONTENTS. The Table of Contents and the headings of the Articles, Sections, subsections, clauses and paragraphs hereof, and of Schedules, Appendices and Exhibits hereto, are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

        Section 8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 8.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (i) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations
Law).

               (ii) Any legal action or proceeding against the Partnership with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Partnership hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Partnership agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Partnership, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Partnership irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Partnership, at its address referred to in Section 8.2 hereto, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Trustee or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership in any other jurisdiction.

               (iii) The Partnership hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 8.8 ENTIRE AGREEMENT. This Agreement (including, without limitation, the schedules and exhibits hereto) and the other Transaction Documents supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby, and each of the parties hereto represents and warrants to the others that this Agreement and the other Transaction Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

        Section 8.9 BENEFIT OF AGREEMENT. All agreements, representations, warranties and indemnities in this Agreement and in any agreement, document or certificate delivered pursuant hereto shall be binding upon the Person making the same and its successors and assigns and shall inure to the benefit of and be enforceable by the Person for whom made and its successors and assigns; PROVIDED, however, the Partnership may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Senior Parties. Any Senior Party may transfer, assign or grant its rights and obligations hereunder in connection with an assignment or transfer of all or any part of its interest in accordance with the provisions of the respective Financing Document; PROVIDED that, any such assignee has agreed to be bound by the terms of the Financing Documents. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and all Indemnified Parties and their respective successors and assigns, and is not for the benefit of any other Person.

        Section 8.10 EXPENSES. All statements, reports, certificates, opinions and other documents or information required to be furnished by the Partnership to the Senior Parties under this Agreement or any other Financing Document shall be supplied without cost to the Senior Parties. The Partnership shall pay, within thirty (30) days after demand therefor, all reasonable and documented out-of-pocket costs and expenses of the Senior Parties, incurred in connection with (i) the negotiation, preparation, execution and delivery of the Financing Documents or any waiver or amendment of, or supplement or modification to, the Financing Documents and (ii) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby. In addition, the Partnership shall pay, within thirty (30) days after demand therefor, all reasonable and documented out-of-pocket costs and expenses of the Senior Parties (including the reasonable and documented fees and disbursements of counsel to the Senior Parties), incurred in connection with an exercise of the Senior Parties' remedies under the Financing Documents following the occurrence of an Event of Default under the Financing Documents.

        Section 8.11 REMOVAL OF INDEPENDENT ENGINEER; PAYMENT OF INDEPENDENT ENGINEER. The Collateral Agent shall, at the request of the Required Senior Parties, remove the Independent Engineer and appoint a successor Independent Engineer from those engineers then listed on Schedule 8.11(and designated in such request) if at any time the existing Independent Engineer becomes incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver is appointed for, or any public officer shall take charge or control of, the Independent

Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation. Within thirty (30) days of receipt by the Collateral Agent of a written notification from the Partnership to the effect that the Independent Engineer has failed to carry out its obligations in a timely manner, the Collateral Agent shall, unless directed by the Required Senior Parties not to do so, remove the Independent Engineer and appoint a successor Independent Engineer from those engineers then listed on Schedule 8.11 (and designated by the Partnership in such written notification); provided, however, that the Partnership shall have the unilateral right to remove the Independent Engineer and appoint a successor Independent Engineer from those independent engineers then listed on Schedule 8.11 in the event that a Third Party Engineer determines that the failure of the existing Independent Engineer to carry out its obligations in a timely manner has resulted or could reasonably be expected to result in a Material Adverse Effect; and provided, further, that the Independent Engineer so appointed shall not be such Third Party Engineer. The Partnership shall pay for all services performed by the Independent Engineer and its reasonable and documented costs and expenses related thereto.

        Section 8.12 THIRD PARTY ENGINEER DISPUTE RESOLUTION. (i) If the Partnership and the Independent Engineer are in dispute in respect of a notice, plan, report, certificate or budget and they are unable to resolve the dispute within seven (7) days of the Independent Engineer expressing its disagreement with, or failing when requested by the Partnership to approve, confirm, concur in or consent to, such notice, plan, report, certificate or budget, a single independent engineer (the "THIRD PARTY ENGINEER") shall be designated to consider and decide the issues raised by such dispute. The selection of such Third Party Engineer shall be made from the list of engineers described below. The Partnership shall designate the Third Party Engineer from such list not later than the third (3rd) day following the expiration of the seven (7) day period described above and such designation, subject to acceptance thereof by the Third Party Engineer so designated, shall become effective ten (10) Business Days after notice is given by the Partnership to the Collateral Agent of the selection of a Third Party Engineer unless the Collateral Agent, acting at the direction of the Required Senior Parties, gives notice of their disagreement with such designation within such ten (10) Business Day period, in which event the Partnership shall select another Third Party Engineer pursuant to the foregoing procedure. In the event the designated Third Party Engineer shall decline the assignment, the foregoing procedure shall apply to designation of an alternative Third Party Engineer. Within three (3) days of the acceptance of a Third Party Engineer, each of the Partnership and the Independent Engineer shall submit to the Third Party Engineer a notice setting forth in detail such Person's position in respect of the issues in dispute. Such notice shall include supporting documentation, if appropriate.

               (ii) The Third Party Engineer shall complete all proceedings and issue his decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten (10) days of the date on which he is designated as Third Party Engineer unless the Third Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case the Third Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which such period shall not exceed ten (10) days without the Partnership's agreement.

               (iii) If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are valid, he shall so state and shall state the corrective actions to be taken by the Partnership. In such case, the Partnership shall promptly take such actions. The Partnership shall thereafter bear all costs which may arise from actions taken pursuant to the Third Party Engineer's decision. If the Third Party Engineer determines that the concerns set forth in the Independent Engineer's notice are not valid, he shall so state and shall state the appropriate actions, if any, to be taken by the Partnership. In such case, the Partnership shall take such actions, if any, and for purposes of this Agreement, the Independent Engineer shall be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report, certificate or budget in dispute. The decision of the Third Party Engineer shall be final and non-appealable. The Partnership shall bear all reasonable and documented costs incurred by the Third Party Engineer in connection with this dispute resolution mechanism.

               (iv) The Third Party Engineer shall be chosen from the list of qualified engineers maintained as Schedule 8.11 to this Agreement. At any time the Partnership or the Collateral Agent, acting at the direction of the Required Senior Parties, may remove a particular engineer from the list by obtaining the other's consent to such removal (such consent not to be unreasonably withheld, conditioned or delayed). However, no name or names may be removed from the list if such removal would leave the list without at least two (2) names, unless, concurrently therewith, the parties agree to the addition of one (1) or more names to such list (such agreement not to be unreasonably withheld, conditioned or delayed).

               (v) During January of each year, each of the Partnership and the Collateral Agent shall review the current list of Third Party Engineers and the Partnership shall give notice to the Collateral Agent and the Collateral Agent, acting at the direction of the Required Senior Parties, shall give notice to the Partnership of any proposed additions to the list and any intended deletions. Intended deletions shall automatically become effective thirty (30) days after notice is received by the other unless written objection is made by such other person within thirty (30) days and provided that such deletions do not leave the list without at least two (2) names. Proposed additions to the list shall automatically become effective thirty (30) days after notice is received by the other person unless written objection is made by such other person within thirty
(30) days. By mutual agreement between the Partnership and the Collateral Agent, acting at the direction of Senior Parties holding five percent (5%) of the Combined Exposure, a new name or names may be added to the list of Third Party Engineers at any time.

        Section 8.13 WAIVER OF LITIGATION PAYMENTS. In the event that any action or lawsuit is initiated by or on behalf of the Senior Parties against the Partnership, or any other party to any Financing Document, the Partnership, to the fullest extent permissible under Applicable Law, irrevocably waives its right to, and agrees not to request, plead, or claim that any Senior Party or their respective successors, transfers, and assigns (any such Person, a "SENIOR PARTY PLAINTIFF") post, pay, or offer, any caution judicatum solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such action or lawsuit (any such bond, fee, payment, or measure, a "LITIGATION PAYMENt"), and the Partnership further waives any objection that it may now or hereafter have to a Senior Party Plaintiff's claim that such Senior Party Plaintiff should be exempt or immune from posting, paying, making or offering any such Litigation Payment.

        Section 8.14 RECITALS. Neither the Collateral Agent, the Trustee, the DSR LOC Agent, the PPA LOC Agent, the Depositary Bank nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible in any manner to any of the other Senior Parties for any recitals, representations, statements or warranties made in this Agreement.

        Section 8.15 IMMUNITY OF OFFICERS AND EMPLOYEES OF TRUSTEE, DSR LOC AGENT, PPA LOC AGENT, COLLATERAL AGENT AND DEPOSITARY BANK. No recourse shall be had for the enforcement of any obligation, covenant, promise or agreement of the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank contained in this Agreement or for any claim based hereon or otherwise in respect hereof against any past, present or future officer or employee, as such, in his individual capacity, of the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank or of any successor entity, either directly or through the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank or any successor entity, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, and no personal liability whatsoever shall attach to, or be incurred by, any past, present or future officer or employee, as such, of the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank or of any successor entity, either directly or through the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank or any successor entity, under or by reason of any of the obligations, covenants, promises or agreements entered into among the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank and the other parties to this Agreement whether contained in this Agreement or to be implied herefrom as being supplemental hereto, and all personal liability of that character against every such officer and employee is, by the execution of this Agreement and as a condition of, and as part of the consideration for, the execution of this Agreement, expressly waived and released; PROVIDED, however, that nothing contained in this Section
8.15 or in this Agreement shall be construed to protect or release any officer or employee of the Collateral Agent, Trustee, DSR LOC Agent, PPA LOC Agent or the Depositary Bank from liability arising from any fraudulent actions, fraudulent misrepresentations, gross negligence or willful misconduct. The immunity of officers and employees of the Trustee, Collateral Agent, DSR LOC Agent, PPA LOC Agent or the Depositary Bank under the provisions contained in this Section 8.15 shall survive the termination of this Agreement.

        Section 8.16 NO RECOURSE. The obligations of the Partnership and each Non-Recourse Party with respect to their respective obligations under this Agreement are limited as provided in Section 8.21 of the Collateral Agency Agreement which is hereby incorporated herein by reference, mutatis mutandis.

        IN WITNESS WHEREOF, the parties have caused this Common Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                 TENASKA GEORGIA PARTNERS, L.P.


                                 By: Tenaska Georgia, Inc., its
                                     Managing General Partner

                                 By: /s/ Michael F. Lawler
                                     ---------------------------------------
                                     Name:   Michael F. Lawler
                                     Title:  Vice President of Finance &
                                             Treasurer

                                 THE CHASE MANHATTAN BANK,
                                 as Trustee


                                 By: /s/ Annette M. Marsula
                                     ---------------------------------------
                                     Name:  Annette M. Marsula
                                     Title: Assistant Vice President


                                 THE TORONTO-DOMINION BANK,
                                 as DSR LOC Agent


                                 By: /s/ Warren Finley
                                     ---------------------------------------
                                     Name:  Warren Finley
                                     Title: Manager Credit


                                 THE TORONTO-DOMINION BANK,
                                 as PPA LOC Agent


                                 By: /s/ Warren Finley
                                     ---------------------------------------
                                     Name:  Warren Finley
                                     Title: Manager Credit


                                 THE CHASE MANHATTAN BANK,
                                 as Collateral Agent



                                 By: /s/ Annette M. Marsula
                                     ---------------------------------------
                                     Name:  Annette M. Marsula
                                     Title: Assistant Vice President

                                                                      APPENDIX A


PART I:  DEFINITIONS


        "ACCOUNT" means any account established under the Collateral Agency Agreement.

        "ADDITIONAL BONDS" means any Bonds issued pursuant to the Indenture or a supplemental indenture thereto other than the Initial Bonds.

        "ADDITIONAL PROJECT DOCUMENT" means (i) any material contract or undertaking entered into by the Partnership after the Closing Date relating to the sale of electricity from the Project or to capital improvements for, operation or maintenance of, the Project and (ii) any consent or security instrument entered into by the Partnership or any other relevant party in connection with an Additional Project Document.

        "AFFILIATE" means, with respect to any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, each Person owning, directly or indirectly, 10% or more of the partnership interests in the Partnership shall be deemed to be an Affiliate of the Partnership.

        "AFFILIATE SUBORDINATED DEBT" means Indebtedness (and any note or other instrument evidencing the same) advanced by Affiliates of the Partnership which has been subordinated to the Senior Debt, on the terms and conditions substantially in the form of the subordination provisions set forth in Exhibit B of the Collateral Agency Agreement.

        "ANNUAL AUDITED FINANCIAL STATEMENTS" means, for any Person, audited financial statements of such Person, including a statement of equity, a balance sheet as of the close of the applicable fiscal year and an income and expense statement.

        "APPLICABLE LAW" means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date of the Common Agreement or thereafter and in each case as amended (including, without limitation, any pertaining to land use or zoning restrictions).

        "APPROVED PROJECT CONSTRUCTION BUDGET" means shall have the meaning given to that term in SECTION 3.1(L) of the Common Agreement.

        "AUDITOR" means Arthur Andersen LLP.

        "AUTHORITY" means the Development Authority of Heard County, Georgia.

        "AUTHORITY BONDS" means the $275,000,000 Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999 issued by the Authority pursuant to the Authority Indenture.

        "AUTHORITY INDENTURE" means that certain Indenture of Trust, dated as of November 1, 1999, between the Authority and The Chase Manhattan Bank, as trustee thereunder.

        "AUTHORITY PURCHASE AGREEMENT" means the Bond Purchase Agreement, dated as of November 1, 1999 among the Authority, the Partnership, as Lessee, and the Partnership, as purchaser.

        "AUTHORITY SECURITY DEED" means the Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of November 1, 1999, by and between the Authority and the Authority Trustee, as amended from time to time.

        "AUTHORITY TRUSTEE" shall mean The Chase Manhattan Bank, its successors and assigns, in its capacity as trustee under the Authority Indenture.

        "AUTHORIZATION TO PROCEED" means the order to the EPC Contractor granting it the authority to proceed with performance pursuant to all provisions of the EPC Contract.

        "AUTHORIZED OFFICER" OR "AUTHORIZED REPRESENTATIVE" means (a) in the case of any corporation or limited liability company, the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the executive review committee (or such other Person that is responsible for the management of such Partnership) to take the applicable action on behalf of such Partnership or any officer (with a title specified in clause (a) above) or Authorized Officer of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

        "AVAILABILITY TEST" shall have the meaning given to that term in the EPC Contract.

        "BANKRUPTCY CODE" means the Title 11 of the United States Code, as amended from time to time.

        "BANKRUPTCY EVENT" has the meaning set forth in Section 6.1(f) of this Agreement.

        "BASE CASE PROJECTIONS" shall have the meaning given to that term in
SECTION 3.1(M) of the Common Agreement.

        "BOARD OF DIRECTORS" means, with respect to any corporation, either the board of directors of such corporation or any committee of such board of directors duly authorized to act therefor.

        "BONDS" shall mean any of the Initial Bonds and, when issued, any of the Additional Bonds issued pursuant to the Indenture.

        "BUSINESS DAY" means any day that is not a Saturday, Sunday or legal holiday in the State of New York, or a day on which banking institutions chartered by the State of New York, or the United States, are legally required or authorized to close.

        "CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of a specified period, (i) all Revenues deposited in the Revenue Fund, if such specified period occurred prior to the date of determination or (ii) all Revenues projected to be deposited in the Revenue Fund during such period if such specified period is to occur subsequent to the date of determination less amounts paid, or projected to be paid, as applicable, in respect of Operating and Maintenance Expenses, Collateral Agent Claims, Depositary Bank Claims, Trustee Claims, Authority Trustee Claims, PPA LOC Agent Claims and DSR LOC Agent Claims, and under a Working Capital Facility during such period.

        "CLOSING DATE" shall mean the date of issuance and delivery of the Initial Bonds.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "COLLATERAL" shall have the meaning given to that term in each Security Document.

        "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999, among the Partnership, the Authority Trustee, the Trustee, the DSR LOC Agent, the PPA LOC Agent, the Collateral Agent and the Depositary Bank.

        "COLLATERAL AGENT" means The Chase Manhattan Bank, its successors and assigns in its capacity as collateral agent under the Collateral Agency Agreement and the other Financing Documents to which it is a party.

        "COMBINED EXPOSURE" means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Senior Party: (i) the aggregate principal amount of all Outstanding Bonds; (ii) the maximum amount available to be drawn under the DSR LOC (taking into account, without duplication, in the case of the DSR LOC, the maximum amount which may become available to be drawn in the future by reason of an increase in the Debt Service Reserve Required Balance); (iii) the maximum amount available to be drawn as of such date under the PPA LOC; (iv) the maximum amount available to be drawn under a Working Capital Facility; (v) the amount, without duplication, of any unreimbursed drawing under the Working Capital Facility, the DSR LOC and the PPA LOC; (vi) the aggregate amount of all undrawn financing commitments under the documents governing Other Senior Debt, which the creditors party thereto have no right to terminate; and (vii) the amount, without duplication, of any unreimbursed drawing under the documentation governing such Other Senior Debt.

        "COMMERCIAL OPERATION" means, with respect to a Unit, that it has passed each of the following tests: (i) Functional Testing, (ii) the Demonstration Tests, (iii) PECO Tests, and (iv) the Availability Test.

        "COMMERCIAL OPERATION CERTIFICATE" shall have the meaning given to that term in SECTION 3.2 (Payments on Commercial Operation Date) of the Collateral Agency Agreement.

        "COMMISSION" means the United States Securities and Exchange Commission or, if at any time such Commission is not existing and performing the duties now assigned to it under Applicable Law, the body performing such duties at such time.

        "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms, dated as of November 1, 1999, among the Partnership, the Trustee, the DSR LOC Agent, the PPA LOC Agent and the Collateral Agent.

        "CONSTRUCTION FUND" means the Fund so designated, established and created under SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "CONTRIBUTING PARTNER" has the meaning set forth in the Equity Contribution Agreement.

        "DATE OF COMMERCIAL OPERATION" means the date not earlier than June 1, 2001, on which the Initial Units have achieved PPA Commercial Operation.

        "DATE OF COMMERCIAL OPERATION OF THE FINAL UNITS" means the date not earlier than June 1, 2002 on which all the Final Units have achieved Commercial Operation.

        "DEBT SERVICE" means, without duplication, all principal, interest, premium (if any) and letter of credit fees due with respect to the Bonds and all other Permitted Indebtedness due during such period.

        "DEBT SERVICE COVERAGE RATIO" means for any period the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service (other than Subordinated Debt) for such period.

        "DEBT SERVICE FUND" means the Debt Service Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "DEBT SERVICE RESERVE ACCOUNT" means the sub-account of the Debt Service Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "DEBT SERVICE RESERVE REQUIRED BALANCE" shall mean the amount equal to the next succeeding semi-annual scheduled payment of principal and interest due and payable on Outstanding Bonds plus, if a DSR LOC is to be provided, an amount corresponding to six months of interest on the maximum amount of such DSR LOC, as established by the Partnership and the DSR LOC Agent pursuant to the DSR LOC Reimbursement Agreement.

        "DEBTOR RELIEF LAW" means any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

        "DEFAULT" shall mean, an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

        "DEMONSTRATION TEST" shall have the meaning given to that term in the EPC Contract.

        "DEPOSITARY BANK" means The Chase Manhattan Bank, as depositary bank under the Collateral Agency Agreement or any successor thereto pursuant to the terms thereof.

        "DISTRIBUTION CONDITIONS" means

                   (i) no Default or Event of Default under the Common Agreement shall have occurred and be continuing;

                  (ii) an Authorized Officer of the Partnership certifies to the Trustee that the (x) Debt Service Coverage Ratio for the preceding two Semi-Annual Periods taken as a whole (or, for the period since the Date of Commercial Operation of the Final Units notwithstanding that such period does not include any complete Semi-Annual Periods) and (y) Projected Debt Service Coverage Ratio for the pair of subsequent consecutive Semi-Annual Periods taken as a whole, each equals or exceeds
        (A) 1.2 to 1.0 for ordinary distributions or (B) 1.15 to 1.0 for distributions in amounts equal to the tax liability of the Partners, their Affiliates or their owners in respect of Partnership income;

                 (iii) (x) the balance in the Debt Service Reserve Account (including amounts available to be drawn under the DSR LOC) equals or exceeds the Debt Service Reserve Required Balance and (y) the amount deposited in the Major Maintenance Sub-account of the Operating Fund on the Funding Date on which such distribution is proposed to be made equals or exceeds the Major Maintenance Required Amount required to be deposited therein on such Funding Date; and

                  (iv) the Partnership is not insolvent and would not be rendered insolvent by such distribution.

        "DISTRIBUTION DATE" means any Scheduled Payment Date occurring at least six months after the Date of Commercial Operation of the Final Units.

        "DISTRIBUTION SUSPENSE ACCOUNT" means the sub-account of the Partnership Distribution Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "DSR BOND" has the meaning specified in the DSR LOC Reimbursement Agreement.

        "DSR LOC" means a letter of credit provided by the Partnership to the Collateral Agent from a financial institution rated at least "A-" by S&P and "A3" by Moody's in respect of all or a portion of the Debt Service Reserve Required Balance.

        "DSR LOC AGENT" means, initially, The Toronto-Dominion Bank, and any other financial institution acting as the agent for the DSR LOC Issuer and the DSR LOC Banks under the DSR LOC Reimbursement Agreement.

        "DSR LOC BANK" means each bank or financial institution that becomes party to the DSR LOC Reimbursement Agreement.

        "DSR LOC DOCUMENTS" means the DSR LOC Reimbursement Agreement, the DSR LOC and each document related thereto.

        "DSR LOC EVENT OF DEFAULT" means an "Event of Default" under the DSR LOC Reimbursement Agreement.

        "DSR LOC LOAN" means each drawing, and "DSR LOC LOANS" means all drawings, by the Collateral Agent under the DSR LOC.

        "DSR LOC ISSUER" means, initially, The Toronto-Dominion Bank or any other commercial bank(s) or financial institution(s) issuing the DSR LOC pursuant to the DSR LOC Reimbursement Agreement.

        "DSR LOC REIMBURSEMENT AGREEMENT" means the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of the Closing Date, among the Partnership, the DSR LOC Issuer, the DSR LOC Agent and the DSR LOC Banks or another reimbursement agreement providing for the issuance of a DSR LOC.

        "DSR TERM LOAN" means a loan resulting from a conversion of a DSR LOC Loan to a DSR Term Loan or a draw on the DSR LOC after the occurrence of a Step-up Event.

        "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

        "EMINENT DOMAIN PROCEEDS" means all proceeds in respect of any action to condemn, seize or appropriate all or any part of the Project.

        "ENERGY CONTRACT BUY-OUT" means any cash payment by a purchaser of capacity and/or energy, including by PECO, the effect of which is to result in the termination or cancellation of, reduce future payments under, or change the term of, the purchase contract between such purchaser and the Partnership.

        "ENVIRONMENTAL CLAIM" means any written complaint, order, citation, decree, demand, judgment or written notice actually received by the Partnership from any Person relating to any matters of Environmental Law affecting or relating to any activity or operations at any time conducted by the Partnership, including, without limitation:

                (i) the existence of any Environmentally Regulated Materials at the Facility Site in violation of any Environmental Law;

                (ii) the release or threatened release of any Environmentally Regulated Materials generated at the Facility Site in violation of any Environmental Law;

                (iii) remediation of any such release of the Facility Site; and

                (iv) any violation of any relevant Environmental Law in connection with the Facility Site.

        "ENVIRONMENTAL LAWS" means any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Environmentally Regulated Materials, materials containing Environmentally Regulated Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials, materials containing Environmentally Regulated Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Environmentally Regulated Materials); (iii) pollution or the protection of human health, the environment or natural resources, or (iv) zoning and land use.

        "ENVIRONMENTALLY REGULATED MATERIALS" means (i) hazardous materials, hazardous wastes. hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import, as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Clean Water Act, 33 U.S.C. 1231 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq., and the Oil Pollution Act, 33 U.S.C. ss. 2701 et seq., and their State and local counterparts or equivalents; (ii) petroleum and petroleum products including crude oil and an fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste;, and
(vi) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

        "EPC BUY-DOWN" means any cash payment by the EPC Contractor or the EPC Guarantor, or by the issuer of any performance bond securing the performance by the EPC Contractor of the EPC Contract in respect of performance liquidated damages paid in accordance with the EPC Contract and no longer subject to refund to the EPC Contractor due to subsequent enhanced Facility performance, all in accordance with the EPC Contract.

        "EPC BUY-DOWN PROCEEDS SUB-ACCOUNT" means the sub-account of the Revenue Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "EPC CONTRACT" means the Engineering, Procurement and Construction Agreement, dated September 15, 1999, as amended, between the Partnership (as assignee of TGILP) and the EPC Contractor.

        "EPC CONTRACTOR" means Zachry Construction Corporation, a Delaware corporation.

        "EPC GUARANTOR" means H.B. Zachry Company, a Delaware corporation.

        "EPC GUARANTY" means the guaranty by the EPC Guarantor of the EPC Contractor's obligations under the EPC Contract.

        "EQUITY CONTRIBUTION AGREEMENT" means the Equity Contribution Agreement, dated as of November 1, 1999, between the Partners and the Collateral Agent pursuant to which the Contributing Partners agree to contribute to the Partnership equity up to $35.5 million from time to time prior to the Date of Commercial Operation of the Final Units.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA CONTROLLED GROUP" means the Partnership or any other organization that is a member of the same controlled group of organizations as the Partnership within the meaning of Sections 414(b),(c),(m) or (o) of the Code.

        "ERISA PLAN" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is (A) subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, and (B) sponsored, maintained or contributed to by the Partnership or any other member of its ERISA Controlled Group, or to which any such Person is required to contribute.

        "EVENT OF DEFAULT" shall have the meaning given to that term in SECTION
6.1 (Events of Default) of the Common Agreement.

        "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the Facility by any governmental authority or any Person acting with the authority thereof for more than six months, unless such transfer or taking is being contested by the Partnership in good faith.

        "EVENT OF LOSS" means any event of damage, destruction, condemnation, seizure or appropriation of all or any part of the Project.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

        "EWG" means an "exempt wholesale generator" as defined in Section 32(a)(1) of PUHCA.

        "FACILITY" means the 936 megawatt (nominal summer rating) natural gas-fired simple-cycle electric generating plant to be financed, constructed, procured, engineered and operated by the Partnership and located in Heard County, Georgia.

        "FACILITY SITE" means the land and other real property leased under the Lease Agreement.

        "FINAL MATURITY DATE" means January 31, 2030.

        "FINAL UNITS" means the second three Units scheduled to be placed into PPA Commercial Operation.

        "FINANCING DOCUMENTS" means, collectively, the Bonds, the Indenture, the DSR LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the PPA LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the Collateral Agency Agreement, any Working Capital Facility, the Equity Contribution Agreement and the Security Documents.

        "FUNCTIONAL TESTING" shall have the meaning given to that term in the EPC Contract.

        "FUNDING DATE" means the 23rd day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

        "FUNDING PERIOD" means a period commencing on a Funding Date and ending on the day preceding the next succeeding Funding Date.

        "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

        "GAS INTERCONNECT AGREEMENT" means the Interconnect, Reimbursement and Operating Agreement, dated as of August 18, 1999, between the Partnership and Transco.

        "GE" means General Electric Company, a New York corporation.

        "GE INTERNATIONAL" means General Electric International Inc., a Delaware corporation.

        "GENERAL PARTNER PLEDGE AND SECURITY AGREEMENT" means the General Partner Pledge and Security Agreement, dated as of November 1, 1999, between TGI and the Collateral Agent.

        "GOVERNMENTAL APPROVALS" means all governmental approvals, authorizations, consents, decrees, licenses, permits, waivers, privileges, filings, or franchises with all Governmental Authorities.

        "GOVERNMENTAL AUTHORITY" means the government of any federal, state, municipal or other political subdivision in which the Project is located, and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project

Documents, including all agencies and instrumentalities of such governments and political subdivisions.

        "GPC" means Georgia Power Company, a Georgia corporation.

        "GPC INTERCONNECTION AGREEMENT" means the Interconnection Agreement, dated October 19, 1999, between GPC and the Partnership.

        "GUARANTEE OBLIGATION" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or similar obligation of any other Person.

        "GUARANTY" means the guarantee by the Partnership of the Authority's obligations on the Authority Bonds.

        "HOLDER" means, with respect to any Bond, the Person in whose name such Bond is registered in the securities register; PROVIDED that the Partnership or any Affiliate thereof shall not be deemed a Holder with respect to any matter herein or any other Financing Document requiring a vote of the Holders.

        "INDEBTEDNESS" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included as Indebtedness), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clauses (i) through
(iv) above guaranteed by such Person, whether or not secured by a lien on or other security interest in any asset of such Person.

        "INDENTURE" means the Indenture of Trust, dated as of November 1, 1999 between the Partnership and the Trustee.

        "INDEPENDENT ENGINEER" means R.W. Beck, Inc., its successors and assigns or such other independent engineer as may be appointed in accordance with the terms of the Common Agreement.

        "INITIAL BONDS" means the $275,000,000 9.50% Senior Secured Bonds Due 2030, issued by the Partnership pursuant to the Indenture.

        "INITIAL DISBURSEMENT" means the initial disbursement from the Construction Fund made on the Closing Date in accordance with the terms of the Collateral Agency Agreement.

        "INITIAL PURCHASERS" means, collectively, Goldman Sachs & Co. and TD Securities (USA) Inc.

        "INITIAL UNITS" means the first three Units scheduled to be placed into PPA Commercial Operation.

        "INSURANCE CONSULTANT" means Marsh U.S.A., Inc.

        "INSURANCE PROCEEDS" shall mean all proceeds in respect of any property insurance policy (other than proceeds of business interruption insurance or delayed opening insurance) covering the Partnership or the Project.

        "LEASE AGREEMENT" means the Lease Agreement, dated as of November 1, 1999, between the Authority and the Partnership pursuant to which the Partnership has agreed to lease from the Authority the Facility, the Facility Site and certain related infrastructure facilities and related easements on the terms and conditions set forth thereunder.

        "LIEN" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

        "LIMITED PARTNER PLEDGE AND SECURITY AGREEMENT" means the Limited Partner Pledge and Security Agreement, dated as of November 1, 1999, between TGILP and the Collateral Agent.

        "LOC SWEEP NOTICE" means a notice by the Partnership, furnished to the Collateral Agent no earlier than February 1, 2012, directing and authorizing the Collateral Agent to apply available cash to the prepayment of DSR Bonds, DSR Term Loans and PPA Term Loans in accordance with the provisions of the Collateral Agency Agreement.

        "LOC SWEEP PERIOD" means the period commencing on the commencement date specified by the Partnership in the LOC Sweep Notice, and ending on the LOC Sweep Termination Date.

        "LOC SWEEP TERMINATION DATE" means the earliest of the following dates:
(i) the date of receipt by the Collateral Agent of notice from the Partnership stating that the Partnership had not received any notice from PECO of its intention to exercise its early termination right under the PPA prior to the close of business on the date 365 days before the 20th anniversary of the Date of Commercial Operation, in accordance with Section 3.06 of the PPA, (ii) the date of receipt by the Collateral Agent of notice from the Partnership stating that the Partnership had not received from PECO prior to the close of business on the date 30 days before such 20th anniversary a letter of credit complying with the provisions of Section 3.06 of the PPA, (iii) the date of receipt by the Collateral Agent of the $175,000,000 of proceeds from PECO, and (iv) if and to the extent that the LOC Sweep Notice permits the Partnership to revoke the same, receipt by the Partnership of a notice from the Partnership revoking its LOC Sweep Notice.

        "LOCAL ACCOUNTS" shall have the meaning given to that term in Section
2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency
Agreement.

        "LOSS PROCEEDS" means, individually and collectively, Insurance Proceeds and Eminent Domain Proceeds.

        "LOSS PROCEEDS ACCOUNT" means the sub-account of the Revenue Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "LTSA" means the Long Term Parts and Long Term Service Contract, dated June 24, 1999 between GE International and the Partnership (as assignee of TGILP).

        "MAJOR MAINTENANCE SUB-ACCOUNT" means the sub-account of the Operating Fund established by the Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

        "MAJOR MAINTENANCE REQUIRED AMOUNT" has the meaning set forth in the Collateral Agency Agreement.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Partnership, (ii) the validity or priority of the Liens on the Collateral, (iii) the ability of the Partnership to observe and perform its obligations under the Indenture, the Bonds or any of the other Financing Documents to which it is a party, or (iv) the ability of the Partnership to perform its material obligations under the Project Documents; PROVIDED that if each Rating Agency then rating the Bonds shall provide written confirmation within sixty (60) days after the event or action in question that such event or action would not result in a Rating Downgrade, then this clause (iv) shall not be applicable.

        "MATURITY DATE" means, with respect to any Bond, the date on which the principal of such Bond or an installment of principal becomes due and payable as herein or therein provided, whether at stated maturity, acceleration, redemption or otherwise.

        "MONTHLY DISTRIBUTION DATE" means any Funding Date at least six months after the Date of Commercial Operation of the Final Units.

        "MONTHLY DISTRIBUTION CONDITIONS" means any Monthly Distribution Date on which:

                (i) each of the Distribution Conditions is satisfied;

                (ii) an Authorized Officer of the Partnership certifies to the Trustee that the (x) Debt Service Coverage Ratio for the two preceding Semi-Annual Periods (or, for the period since the Date of Commercial Operation of the Final Units notwithstanding that such period does not include any complete Semi-Annual Periods) taken as one annual period and
        (y) Projected Debt Service Coverage Ratio for the pair of succeeding Semi-Annual Periods taken as one annual period, each equals or exceeds
        1.4 to 1.0; and

                (iii) an Authorized Officer of the Partnership certifies to the Trustee that sufficient cash shall be available for the next succeeding Scheduled Payment Date without giving effect to, or drawing on, any funds available in the Debt Service Reserve

        Account, the Distribution Suspense Account, the Partnership Distribution Fund, the Unrestricted Account, the Subordinated Debt Account or any Working Capital Facility.

        "MOODY'S" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "MULTIEMPLOYER PLAN" means any ERISA Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "MW" means megawatts.

        "NECESSARY EASEMENTS" means, collectively, all easements, licenses, franchises, rights-of-way, and agreements relating to non-possessory interests in real estate to which the Partnership is now or hereafter a party or beneficiary, affecting construction on, or the use or operation, or constituting a part of, the Facility Site.

        "NON-RECOURSE PARTY" shall have the meaning given to that term in
SECTION 8.21 (No Recourse) of the Collateral Agency Agreement.

        "NON-RENEWAL EVENT" means, with respect to any PPA LOC, such PPA LOC has not been extended or replaced within 10 days prior to the stated expiration date thereof.

        "OFFICER'S CERTIFICATE" means a certificate that has been signed by an Authorized Officer of the Partnership.

        "O&M AGREEMENT" means the Operating and Maintenance Agreement, dated as of September 10, 1999, as amended, between the Partnership and the Operator.

        "OPERATING AND MAINTENANCE EXPENSES" means all actual cash maintenance and operation costs to be incurred and paid with respect to the Facility in any particular period, including franchise, sales, property and other similar taxes (but not taxes on or measured by net income), payments under the Tax Agreement, payments for the supply and transportation of fuels, insurance, consumables, payments under any lease, payments pursuant to the Project Documents (including payments under the O&M Agreement), repair and replacement costs for equipment included in the Facility, legal fees and expenses paid by the Partnership in connection with the management, maintenance or operation of the Facility, fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals, employee salaries, wages and other employment-related costs and general and administrative expenses (including, after 2009, the annual fee payable in accordance with the Partnership Agreement), all fees, expenses and other payments due to all indemnities and other arrangements providing for the payment of amounts to the Initial Purchasers, independent consultants, counsel and employees in connection with the Indebtedness of the Partnership (but excluding transaction costs associated with the offering and issuance of Bonds), and expenses related to maintaining with the Rating Agencies the credit rating assigned to the Bonds, but exclusive in all cases of (i) non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature,
(ii) interest charges and (iii) all commitment fees, underwriting fees and other similar fees due and payable in connection with Indebtedness of the Partnership. In the event that the LTSA is terminated and not replaced with an agreement similar in scope to the LTSA,

Operating and Maintenance Expenses shall also include an amount equal to the Major Maintenance Required Amount for the relevant period, which amount shall be deposited in the Major Maintenance Sub-account of the Operating Fund.

        "OPERATING BUDGET" means the annual budget for the Project, as prepared by the Partnership.

        "OPERATING FUND" means the Fund so designated, established and created under SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "OPERATOR" means Tenaska Operations, Inc., a Delaware corporation.

        "OTHER SENIOR DEBT" shall have the meaning given to that term in the Collateral Agency Agreement.

        "OUTSTANDING" when used in connection with any Bond, means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except (a) Bonds theretofore cancelled or required to be cancelled pursuant to the Indenture, (b) Bonds for which provision for payment shall have been made pursuant to the Indenture and (c) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to the Indenture.

        "PARTNER" means any Person owning a partnership interest in the Partnership.

        "PARTNERS" mean TGILP and TGI, and each other Partner added to the Partnership.

        "PARTNERSHIP" means Tenaska Georgia Partners, L.P., a Delaware limited partnership.

        "PARTNERSHIP AGREEMENT" means the Amended and Restated Limited Partnership Agreement, dated as of April 16, 1998, among TGI and TGILP, as the same may from time to time be amended, modified or supplemented.

        "PARTNERSHIP DISTRIBUTION FUND" means the Fund so designated, established and created under SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "PARTNERSHIP SECURITY DEED" means the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of November 1, 1999, by and between the Partnership and the Collateral Agent, as amended from time to time.

        "PECO" means PECO Energy Company, a Pennsylvania corporation.

        "PECO TESTS" shall have the meaning given to that term in the EPC Contract.

        "PERMITTED INDEBTEDNESS" shall have the meaning given to that term in
Section 5.2(a) of the Common Agreement.

        "PERMITTED INVESTMENTS" means, as to any Person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof

(provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition by such Person; (b) time deposits and certificates of deposit, with maturities of not more than six (6) months from the date of acquisition by such Person, of any international commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and having a rating on its commercial paper of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's; (c) commercial paper issued by any Person, which commercial paper is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and matures not more than six (6) months after the date of acquisition by such Person; (d) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) and (b) above (including any such fund for which the Depositary Bank or any Affiliate thereof serves as investment manager, administrator or custodian); (e) SEC registered money market mutual funds conforming to Rule 2a-7 of the Investment Company Act of 1940 if effect in the United States, that invest primarily in direct obligations issued by the United States Treasury and repurchase obligations backed by those obligations, and rated in the highest category by S&P and Moody's; and (f) any dollar investment which the Partnership certifies in writing shall constitute a dollar-denominated Permitted Investment; PROVIDED that, with respect to amounts on deposit in the Local Accounts, the dollar amount set forth in clause (b) hereof shall equal $250,000,000 and the references to both S&P and Moody's and the respective ratings thereof in clauses
(b), (c) and (e) shall not be applicable.

        "PERMITTED LIENS" shall have the meaning given to that term in Section 5.2(b) of the Common Agreement.

        "PERSON" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, governmental authority or any other entity.

        "PIPELINE EPC CONTRACT" means the Fixed Price Engineering, Procurement and Construction Services Contract, effective September 23, 1999 between the Partnership and the Pipeline EPC Contractor.

        "PIPELINE EPC CONTRACTOR" means Willbros Engineers, Inc., a Delaware corporation.

        "PPA" means the Power Purchase Agreement, dated as of August 24, 1999, between the Partnership and PECO.

        "PPA COMMERCIAL OPERATION" of a Unit shall be deemed to be achieved at 00:01 hours on the day next following the day (i) such Unit has been declared to have a generating capacity of at least 150 MW if such Unit is one of the Initial Units or at least 146 MW if such Unit is one of the Final Units, (ii) the Unit shall be capable of producing energy through "firing" with natural gas, (iii) interconnection of the Unit and the delivery point shall have been achieved,
(iv) sufficient gas supply facilities and interconnection facilities shall be in operation to accept capacity from all Units which are in commercial operation and (v) the Partnership shall have delivered written notice to PECO that such Unit is placed in commercial operation provided that, in the case of the Initial Units, such date may not be earlier than June 1, 2001, and in the case of the Final Units, such date may not be earlier than June 1, 2002.

        "PPA LOC" means the letter of credit provided by the PPA LOC Issuer to be issued as security for PECO in connection with the PPA or any replacement or renewal thereof.

        "PPA LOC AGENT" means initially, The Toronto-Dominion Bank and any other financial institution acting as the agent for the PPA LOC Issuer and PPA LOC Banks under the PPA LOC Reimbursement Agreement.

        "PPA LOC BANK" means each bank or financial institution that becomes party to the PPA LOC Reimbursement Agreement.

        "PPA LOC ISSUER" means, initially, The Toronto-Dominion Bank or any other financial institution providing the PPA LOC pursuant to the PPA LOC Reimbursement Agreement.

        "PPA LOC LOAN" means a loan resulting from the drawing on the PPA LOC, other than a PPA LOC Term Loan.

        "PPA LOC REIMBURSEMENT AGREEMENT" means the Power Purchase Agreement Letter of Credit and Reimbursement Agreement, dated as of the Closing Date, among the Partnership, the PPA LOC Issuer, the PPA LOC Agent and PPA LOC Banks or another reimbursement agreement providing for the issuance of a PPA LOC.

        "PPA TERM LOAN" means a loan resulting from a conversion of a PPA LOC Loan to a PPA Term Loan or draw on the PPA LOC after the occurrence of a Non-Renewal Event.

        "PROJECT" means the Facility together with the Project Documents, governmental approvals relating to the Facility or the Project Documents and any other item relating to the Facility, including any improvements to, and the operation of, the Facility and all activities related thereto.

        "PROJECT COSTS" means all costs of developing, financing, constructing, testing and initial operation (through PPA Commercial Operation of the Final Units) of the Facility, including but not limited to: (i) all amounts payable under the Project Documents including any contractor bonuses, site acquisition and preparation costs, costs of acquisition and construction of fuel handling and processing equipment, any electric interconnection and transmission upgrade costs payable by the Partnership, all water interconnection costs payable by the Partnership and all gas interconnection and pipeline costs payable by the Partnership; (ii) all development costs which shall be paid to, or as designated by, the Partnership on the Closing Date; (iii) all other Project-related costs, including but not limited to insurance costs, fees and expenses payable pursuant to the O&M Agreement and expenses to complete the construction and financing of the Project, including any project management costs and any costs related to the acquisition of all Necessary Easements; (iv) start-up and testing costs and initial working capital costs; (v) initial reserve fund requirements; (vi) fees and costs payable during construction with respect to any DSR LOC and any other letters of credit or security provided under any Project Document; (vii) payments in respect of the Tax Agreement, (viii) the amount required to cash collaterize the obligations of the Partnership in respect of the security provided under the GPC Interconnection Agreement; (ix) payments to the PPA LOC Issuer in respect of amounts advanced under the PPA LOC to make payments to PECO; (x) legal and other transaction costs and financing-related fees; (xi) any other out-of-pocket expenses related to the financing; and (xii) interest on the Bonds.

        "PROJECT DOCUMENTS" shall mean, collectively, the PPA, EPC Contract, O&M Agreement, LTSA, GPC Interconnection Agreement, the Gas Interconnect Agreement, the Turbine Contract, Water Agreement, and the Lease Agreement.

        "PROJECTED DEBT SERVICE COVERAGE RATIO" for any period means, on any date of determination, a projection of the Debt Service Coverage Ratio for the applicable time period.

        "PROJECT FUNDS" means the funds and sub-accounts established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "PROJECT PARTY" means a party to a Project Document other than the Partnership or an affiliate of the Partnership.

        "PROJECT REVENUES" means, the Partnership's revenues or income calculated on a cash basis and received pursuant to the terms of the relevant Project Documents, including, without limitation, proceeds of an Event of Loss, proceeds of any EPC Buy-Down and proceeds of any Energy Contract Buy-Out not required to be used to redeem the Senior Debt, the proceeds of any draws with respect to any Working Capital Facility and refunds or returns of any amounts previously paid for Operating and Maintenance Expenses of the Partnership, any income from the investment of monies in any Fund pursuant to the Collateral Agency Agreement and any income received as holder of the Authority Bonds; PROVIDED that for purposes of calculating any Debt Service Coverage Ratio, "Project Revenues" shall not include draws with respect to any Working Capital Facility or any proceeds of any Event of Loss, EPC Buy-Down or Energy Contract Buy-Out.

        "PRUDENT UTILITY PRACTICE" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the independent power industry from time to time or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known (or which should have been known) at the time the decision was made, would have been expected to accomplish the desired results at the lowest reasonable cost consistent with good business practices, taking into account (without limitation) such factors as reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and other contractual obligations, the requirements or guidance of governmental agencies of competent jurisdiction, requirements of insurers, and the requirements of this Agreement.

        "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

        "PURCHASE AGREEMENT" means the Purchase Agreement, dated November 3, 1999, between the Initial Purchasers and the Partnership.

        "RATINGS" means the credit ratings assigned to the Bonds by the Rating Agencies.

        "RATING AGENCY" means either of Moody's or S&P or if either shall cease to rate securities of the type equivalent to the Bonds, another nationally recognized rating agency.

        "RATING DOWNGRADE" means a lowering or withdrawal by any Rating Agency of the then current Ratings of the Bonds.

        "REGULATION S" means Regulation S under the Securities Act.

        "REPORTABLE EVENT" means, with respect to any ERISA Plan, (a) the occurrence of any of the events set forth in Section 4043(c) of ERISA, other than an event as to which the requirement of 30 days' notice, or the penalty for failure to provide such notice, has been waived by the PBGC or (b) the existence of conditions sufficient to require advance notice to the PBGC pursuant to
Section 4043(b) of ERISA.

        "REQUIRED RATING" means a rating of at least "A-" by S&P and "A3" by Moody's.

        "REQUIRED SENIOR PARTIES" means the affirmative vote of 51% of the Combined Exposure.

        "REQUISITION" shall have the meaning given to that term in Section 3.1(b) of the Collateral Agency Agreement.

        "RESPONSIBLE OFFICER" means the president or any vice president, assistant vice president or trust officer of the Collateral Agent to whom any matter has been referred because of such officer's knowledge and familiarity with the particular subject.

        "RESTRICTED GLOBAL SECURITY" shall have the meaning given to that term in the Indenture.

        "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of distributions, dividends or any other payment made in cash, property, obligations or other securities or (b) any payment of the principal of or interest on any Affiliate Subordinated Debt, in each case from cash, investments, securities or other funds from time to time in the Distribution Suspense Account.

        "REVENUE FUND" means the Fund so designated, established and created under SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "RULE 144A" means Rule 144A under the Securities Act.

        "S&P" means Standard & Poor's, a Division of The McGraw Hill Companies, and its successors.

        "SCHEDULED DATE OF COMMERCIAL OPERATION" means June 1, 2001, subject to any extension of such date in accordance with the EPC Contract.

        "SCHEDULED DATE OF COMMERCIAL OPERATION FOR THE FINAL UNITS" means June 1, 2002, subject to any extension of such date in accordance with the EPC Contract.

        "SCHEDULED PAYMENT DATE" means, with respect to any Bond, each February 1 and August 1, commencing August 1, 2000.

        "SEC" means the Securities and Exchange Commission of the United States of America.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITY AGREEMENT" means the Assignment and Security Agreement, dated as of November 1, 1999 between the Partnership and the Collateral Agent.

        "SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Lease Agreement, the Authority Bonds, the Guaranty, the Collateral Agency Agreement, the Authority Security Deed, the Partnership Security Deed, the Limited Partner Pledge and Security Agreement, the General Partner Pledge and Security Agreement and each Third Party Consent.

        "SEMI-ANNUAL PERIOD" means a period commencing on a Scheduled Payment Date and ending on the day preceding the next Scheduled Payment Date; PROVIDED that the first Semi-Annual Period shall mean the period commencing on the Closing Date and ending on the day preceding the first Scheduled Payment Date.

        "SENIOR DEBT" means Permitted Indebtedness other than Subordinated Debt.

        "SENIOR PARTIES" means collectively, the Trustee, the Collateral Agent, the DSR LOC Agent, the PPA LOC Agent, a Working Capital Agent, any holder or the agent or representative of Senior Debt (other than the Bonds) and any other Person that becomes a secured party under any Security Document.

        "STEP-UP EVENT" means in respect of any DSR LOC, (i) such DSR LOC has not been extended or replaced within 45 days prior to the termination date of such DSR LOC or (ii) the credit rating of the DSR LOC Issuer is less than the Required Rating and such DSR LOC has not been replaced within 45 days of the failure to satisfy the requirements of the Required Rating with a replacement letter of credit issued by an issuer that satisfies the requirements of the Required Rating and, in each case, the Collateral Agent has drawn on such DSR LOC in an amount sufficient to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Balance.

        "SUBORDINATED DEBT" shall mean, individually and collectively, Third Party Subordinated Debt and Affiliate Subordinated Debt.

        "SUBORDINATED DEBT ACCOUNT" means the sub-account of the Debt Service Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

        "SUBSIDIARY" means, with respect to any Person at any time, any other Person (i) that is, at such time, controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by such first Person, or by such first Person and one or more of its Subsidiaries.

        "SUPPLEMENTAL INDENTURE" means an indenture supplemental to the Indenture entered into by the Partnership and the Trustee for the purpose of establishing, in accordance with the Indenture, the title, form and terms of the Bonds.

        "TAX AGREEMENT" means the Ad Valorem Taxation Agreement, dated July 30, 1999, among the Partnership, the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County.

        "TGI" means Tenaska Georgia, Inc., a Delaware corporation.

        "TGILP" means Tenaska Georgia I, L.P., a Delaware limited partnership.

        "THIRD PARTY CONSENT" shall have the meaning given to that term in
Section 3.1(t) of the Common Agreement.

        "THIRD PARTY ENGINEER" shall have the meaning given to that term in
Section 8.12 of the Common Agreement.

        "THIRD PARTY SUBORDINATED DEBT" means Debt (and each note or other instrument evidencing the same) advanced by Persons who are not Affiliates of the Partnership which has been subordinated to the Senior Debt, on the terms and conditions substantially in the form of the subordination provisions set forth in Exhibit B of the Collateral Agency Agreement.

        "TRANSACTION DOCUMENTS" means the Project Documents and the Financing Documents.

        "TRANSCO" means Transcontinental Gas Pipe Line Corporation.

        "TRIGGER EVENT" means (a) an Event of Default under the Indenture and an acceleration of all indebtedness issued thereunder, (b) an Event of Default under the DSR LOC Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder, (c) an Event of Default under the PPA LOC Reimbursement Agreement and an acceleration of all indebtedness incurred thereunder or (d) an event of default under any other Senior Debt instrument and an acceleration of all of the Indebtedness issued thereunder in an aggregate principal amount in excess of $10 million; and, in each case, the Collateral Agent has, upon direction from the Required Senior Parties, declared such event to be a "Trigger Event."

        "TRUSTEE" means The Chase Manhattan Bank, its successors and assigns, in its capacity as trustee under the Indenture.

        "TURBINE CONTRACT" means the Contract for Purchase, dated August 27, 1999, between GE and the Partnership, as assignee of TGILP.

        "UNAUDITED FINANCIAL STATEMENTS" means, for any Person, with respect to any fiscal period, the unaudited balance sheet of such Person as of the last day of such fiscal period, the related statements of income and cash flows for such period and (in the case of any period which does not terminate on the last day of a fiscal year) for the portion of the fiscal year ending with the last day of such period, setting forth, in each case, in comparative form, corresponding unaudited figures from the preceding fiscal year.

        "UNFUNDED BENEFIT LIABILITIES" means, with respect to any ERISA Plan at any time, the amount of unfunded benefit liabilities of such ERISA Plan at such time as determined under Section 4001(a)(18) of ERISA.

        "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

        "UNIT" means one of the six General Electric PG7241 (FA) heavy-duty single shaft gas turbine-generators, nominal 175 MW ratings at ISO conditions (59(0)F, sea level) purchased by the Partnership pursuant to the Turbine Contract.

        "UNRESTRICTED ACCOUNT" means an account established by the Partnership which shall be funded with amounts withdrawn from the Partnership Distribution Fund and otherwise available to the Partnership.

        "WATER AUTHORITY" means the Heard County Water Authority.

        "WATER AGREEMENT" means the Water Purchase Agreement, dated February 25, 1999, between the Water Authority and the Partnership.

        "WORKING CAPITAL AGENT" means the financial institution serving as agent under a Working Capital Facility and provider of amounts available thereunder.

        "WORKING CAPITAL BANKS" means each bank that becomes party to the Working Capital Facility.

        "WORKING CAPITAL FACILITY" means a working capital facility in an amount up to $10,000,000 issued by the Working Capital Agent and used for the payment of Operating and Maintenance Expenses in connection with the Project.

        "WORKING CAPITAL LOAN" means each drawing by the Partnership under a Working Capital Facility.

        "YEAR 2000 PROBLEM" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Partnership will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

PART II.  RULES OF CONSTRUCTION

        1. Section and Clause headings and the table of contents in each Transaction Document are inserted for convenience of reference only and shall be ignored in the interpretation of said Transaction Document.

        2. In each Transaction Document, unless the context otherwise requires:

               (a) references to Sections, Clauses, the Appendices, Exhibits and Schedules are to be construed as references to the sections of, clauses of, and appendices, exhibits and schedules to, said Transaction Document as in force for the time being and as amended in accordance with the terms of said Transaction Document, or, as the case may be, with the agreement of the relevant parties;

               (b) references to Sub-sections or Sub-clauses are to be construed as references to a sub-section or sub-clause of the Section or Clause in which such reference appears;

               (c) references to any Transaction Document include its Appendices, Exhibits and Schedules, each which shall be deemed to be a part thereof;

               (d) references to (or to any specified provision of) any Transaction Document or any other document shall be construed as references to said Transaction Document, that document or that provision as in force for the time being and as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof or thereof or, as the case may be, with the agreement of the relevant parties;

               (e) references to any law or enactment shall be deemed to include references to such law or enactment as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

               (f) words importing the plural shall include the singular and vice versa;

               (g) words importing any gender shall be construed as including every gender;

               (h) the phrase "without limitation" shall always be deemed to follow "include" or "including"; and

               (i) any reference to any Person (including each of the Parties to any Transaction Document) shall include such Person and its successors, permitted assigns, and permitted transferees.

                                                                      APPENDIX B

                             INSURANCE REQUIREMENTS



CONSTRUCTION INSURANCE:

CONSTRUCTION/ERECTION ALL RISKS INSURANCE ("CAR")

TERM: From the Closing Date until the later of the Date of Commercial Operation of the Final Units or the replacement by the operational property, boiler and machinery insurance.

COVER: All risks of physical loss of or damage to the Project during construction, testing and commissioning periods including (subject to sub-limits as described below) earthquake and flood, inland transit, debris removal and off-site storage. Cover will also include mechanical/electrical breakdown of the contract works, testing and commissioning of the plant.

SUM INSURED: Replacement value with appropriate sub-limits for inland transit, debris removal, off-site storage and expediting expense.

DEDUCTIBLES:  $ 25,000 each occurrence except:

$100,000 each occurrence in respect to flood, earthquake, subsidence $100,000 each occurrence in respect to testing and commissioning
$500,000 any one occurrence in respect to hot testing-gas turbines


CONSTRUCTION DELAY IN START-UP

COVER: The sum insured is based on an indemnity period of eighteen (18) months after the exhaustion of the waiting period for covered losses under the CAR policy, including damage to the Project, all inland transit losses and offsite storage. Coverage includes loss of profits including debt service, continuing expenses and liquidated damage penalties in the Power Purchase Agreement as a result of an admissible claim.

INDEMNITY PERIOD: 18 months after exhaustion of waiting period following admissible CAR loss.

WAITING PERIOD:  30 days for all insured events.


OCEAN MARINE CARGO/AIR SHIPMENTS AND DELAY IN START-UP

COVER: Coverage is to be in effect prior to shipments being made with ocean marine cargo physical damage limit at the maximum value of any one shipment or conveyance. The delay in start-up limit will be equal to and not less than twelve (12) months of the projected loss of profits including continuing expenses, debt service and liquidated damage penalties in the Power Purchase Agreement as a result of an admissible claim.

WAITING PERIOD:  30 days for all insured events.

TERMS APPLYING TO COMMERCIAL GENERAL LIABILITY/UMBRELLA LIABILITY

COVER: The insured's legal liability for damages, costs and expenses arising out of bodily injury to or death of third party persons and loss of or damage to third party property.

SUM INSURED: $25,000,000 each occurrence and in the aggregate, which may include a combination of primary and excess/umbrella policies.

POLICY FORM:  May be on a claims-made form.

AUTOMOBILE LIABILITY

COVER: The insured's legal liability for damages, costs and expenses arising out of bodily injury to or death of third party persons and loss of or damages to third party property covering any owned, non-owned and hired vehicles.

SUM INSURED: $25,000,000 each occurrence and in the aggregate, which may include a combination of primary and excess/umbrella policies.

WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY

COVER: If the Partnership has any liability with respect to employees, then the Partnership shall maintain worker's compensation coverage for the relevant state of employment in accordance with statutory requirements and employer's liability coverage.

SUM INSURED: Worker's compensation coverage shall meet minimum statutory requirements and employer's liability coverage shall be $25,000,000 each occurrence and in the aggregate, which may be provided for in the excess/umbrella liability insurance policies.

OPERATIONAL INSURANCE:

OPERATIONAL PROPERTY AND BOILER AND MACHINERY INSURANCE

TERM: Beginning with the Date of Commercial Operation of the Final Units.

COVER: All risks of physical loss of or damage to the Project including earthquake and flood, inland transit, debris removal and off-site storage.

SUM INSURED: Replacement value of the Project through 2016. After 2016, in an amount greater than or equal to 80% of the replacement value. In either case, with appropriate sub-limits for inland transit, debris removal, off-site storage and expediting expense.

DEDUCTIBLES: $100,000 each occurrence except:

$250,000 each occurrence in respect to flood, earthquake, subsidence $1,000,000 in respect to any one occurrence-gas turbines

BUSINESS INTERRUPTION

COVER: The sum insured is based on an indemnity period of fifteen (15) months after the exhaustion of the waiting period for covered losses under the operational property and boiler and machinery policy including damage to the Project, all inland transit losses and offsite storage. Coverage to include loss of profits including debt service and continuing expenses as a result of an admissible claim.

INDEMNITY PERIOD: 15 months after exhaustion of waiting period following admissible operational property and boiler and machinery loss.

WAITING PERIOD: 30 days for all insured events except for gas turbines which shall be 45 days or less.

TERMS APPLYING TO COMMERCIAL GENERAL LIABILITY/UMBRELLA LIABILITY

COVER: The insured's legal liability for damages, costs and expenses arising out of bodily injury to or death of third party persons and loss of or damage to third party property.

SUM INSURED: $25,000,000 each occurrence and in the aggregate, which may include a combination of primary and excess/umbrella policies.

POLICY FORM: May be on an AEGIS or comparable claims-made form.


AUTOMOBILE LIABILITY

COVER: The insured's legal liability for damages, costs and expenses arising out of bodily injury to or death of third party persons and loss of or damages to third party property covering any owned, non-owned and hired vehicles.

SUM INSURED: $25,000,000 each occurrence and in the aggregate, which may include a combination of primary and excess/umbrella policies.


WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY

COVER: If the Partnership has any liability with respect to employees, then the Partnership shall maintain worker's compensation coverage for the relevant state of employment in accordance with statutory requirements and employer's liability coverage.

SUM INSURED: Worker's compensation coverage shall meet minimum statutory requirements and employer's liability coverage shall be $25,000,000 each occurrence and in the aggregate, which may be provided for in the excess/umbrella liability insurance policies.

                                                                 SCHEDULE 3.1(D)

                                THE FACILITY SITE
                                [To be Provided.]

                                                                 SCHEDULE 3.1(L)


TENASKA GEORGIA PARTNERS, L.P.
FORM OF APPROVED CONSTRUCTION BUDGET
AMOUNTS IN THOUSANDS


                                    Total
                                  --------
EPC Contract - phase 1             115,917
EPC Contract - phase 2             113,447
Mobilization Payment                   110
Sales Tax                            1,000
Electrical                           1,000
Interconnection
Facilities
GPC Monthly Fees                       158
Gas Supply Facilities                3,123
Heard County Water                     515
Authority
Land                                   712
Closing Cost                         4,158
Agency Fees                            114
Letter of Credit Issued                346
Fees
Letter of Credit                       246
Commitment Fees
Development Costs                    7,000
Project Management                   4,643
Interest During                     36,998
Construction
Title Insurance                        250
Builder's Risk Insurance               950
Marine Cargo Insurance                 300
Liability Insurance                    100
Contingencies                       11,962
Spare Parts                          3,649
Start-Up Cost                        3,040
Initial Units Cash Flow                504
Working Capital                        258
                                  --------
Total                              310,500
                                  --------

TENASKA GEORGIA PARTNERS, L.P.
FORM OF APPROVED CONSTRUCTION BUDGET
AMOUNTS IN THOUSANDS

                                          Nov-99   Dec-99    Jan-00   Feb-00   Mar-00    Apr-00   May-00    Jun-00   Jul-00   Aug-00
                                         DRAW      DRAW     DRAW      DRAW     DRAW     DRAW      DRAW     DRAW      DRAW     DRAW
                                               1        2         3        4        5         6        7         8        9       10
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
EPC - Building Materials Phase 1           8,897    2,701     3,040    4,679    5,305     5,640    5,193     5,404    6,949   10,087
EPC - Building Materials Phase 2           5,223        0     1,899        0        0         0        0         0        0        0
Mobilization Payment                           0        0         0        0        0         0        0         0        0        0
Sales Tax                                      7       24        14        9       19        25       25        29       54       58
Electrical Interconnection Facilities         67       67        67       67       67        67       67        67       67       67
GPC Monthly Fees                               5        5         5        5        5         5        5         5        5        5
Gas Supply Facilities                        167      167       167      167      167     1,737      167       167      167      167
Heard County Water Authority                 515        0         0        0        0         0        0         0        0        0
Land                                         712        0         0        0        0         0        0         0        0        0
Financing Costs                            3,391       13        13       13       13        13       13        13       13       13
Agency & Other Fees                            0        0        19        0        0        19        0         0       19        0
Letter of Credit Issued Fees                   0        0        52        0        0        52        0         0       52        0
LC Commitment Fees                             0        0        41        0        0        41        0         0       41        0
Development Costs                          7,000        0         0        0        0         0        0         0        0        0
Project Management                           100      104       108      112      116       121      126       131      136      141
Interest During Construction                   0        0         0        0        0         0        0         0        0   11,104
Title Insurance                              250        0         0        0        0         0        0         0        0        0
Builder's Risk Insurance                     950        0         0        0        0         0        0         0        0        0
Marine Cargo Insurance                       300        0         0        0        0         0        0         0        0        0
Liability Insurance                          100        0         0        0        0         0        0         0        0        0
Contingencies                                  0        0         0        0        0         0        0         0        0        0
Spare Parts                                    0        0         0        0        0         0        0         0        0        0
Start-Up Cost                                  0        0         0        0        0         0        0         0        0        0
Initial Units Cash Flow                        0        0         0        0        0         0        0         0        0        0
Working Capital                                0        0        43        0        0         0        0         0       43        0
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
Total Construction Cost                   27,684    3,081     5,468    5,052    5,692     7,720    5,596     5,816    7,546   21,642
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
Cum Construction Cost                     27,684   30,765    36,233   41,285   46,977    54,697   60,293    66,109   73,655   95,297
                                         =======  =======   =======  =======  =======   =======  =======   =======  =======  =======

Amount Transferred to Initial
  Units 6/01/2001

  Bonds Outstanding                      275,000  275,000   275,000  275,000  275,000   275,000  275,000   275,000  275,000  275,000
  Treasury                                 6.25%    6.25%     6.25%    6.25%    6.25%     6.25%    6.25%     6.25%    6.25%    6.25%
  Spread                                   3.25%    3.25%     3.25%    3.25%    3.25%     3.25%    3.25%     3.25%    3.25%    3.25%
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
  Interest Rate                           9.500%   9.500%    9.500%   9.500%   9.500%    9.500%   9.500%    9.500%   9.500%   9.500%
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
  Interest Expense                         2,177    2,177     2,177    2,177    2,177     2,177    2,177     2,177    2,177    2,177
  Interest Due on Scheduled
     Payment Date                                                                                                    19,593

Unspent Bond Proceeds                    247,316  244,235   238,767  233,715  228,023   220,303  214,707   208,891  201,345  179,703
  Interest Rate                           5.000%   5.000%    5.000%   5.000%   5.000%    5.000%   5.000%    5.000%   5.000%   5.000%
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
  Interest Income on Unspent
    Bond Proceeds                          1,030    1,018       995      974      950       918      895       870      839      749
  Interest Income                                                                                                     8,489
                                         -------  -------   -------  -------  -------   -------  -------   -------  -------  -------
Net Interest Expense                           0        0         0        0        0         0        0         0   11,104        0

                                           Sep-00   Oct-00    Nov-00   Dec-00   Jan-01    Feb-01   Mar-01   Apr-01
                                          DRAW      DRAW     DRAW      DRAW     DRAW     DRAW      DRAW     DRAW
                                               11       12        13       14       15        16       17       18
                                          -------  -------   -------  -------  -------   -------  -------  -------
EPC - Building Materials Phase 1            9,878    6,636     6,772    8,826    7,580     9,874    2,369    1,588
EPC - Building Materials Phase 2                0        0     1,899    5,697    5,539     5,065    4,749    4,749
Mobilization Payment                            0        0         0        0      110         0        0        0
Sales Tax                                      70       68        70       65       44        43       38       26
Electrical Interconnection Facilities          67       67        67       67       62         0        0        0
GPC Monthly Fees                                5        5         5        5        5         5        5        5
Gas Supply Facilities                         167      167       167      166        0         0        0        0
Heard County Water Authority                    0        0         0        0        0         0        0        0
Land                                            0        0         0        0        0         0        0        0
Financing Costs                                13       13        13       13       13        13       13       13
Agency & Other Fees                             0       19         0        0       19         0        0       19
Letter of Credit Issued Fees                    0       52         0        0       52         0        0       86
LC Commitment Fees                              0       41         0        0       41         0        0       41
Development Costs                               0        0         0        0        0         0        0        0
Project Management                            147      153       159      165      172       179      186      193
Interest During Construction                    0        0         0        0        0     9,201        0        0
Title Insurance                                 0        0         0        0        0         0        0        0
Builder's Risk Insurance                        0        0         0        0        0         0        0        0
Marine Cargo Insurance                          0        0         0        0        0         0        0        0
Liability Insurance                             0        0         0        0        0         0        0        0
Contingencies                                   0        0         0        0        0         0        0        0
Spare Parts                                     0        0         0        0        0         0        0    1,216
Start-Up Cost                                   0        0         0        0        0         0      760      760
Initial Units Cash Flow                         0        0         0        0        0         0        0        0
Working Capital                                 0        0         0        0       43         0        0        0
                                          -------  -------   -------  -------  -------   -------  -------  -------
Total Construction Cost                    10,347    7,221     9,152   15,004   13,680    24,380    8,120    8,696
                                          -------  -------   -------  -------  -------   -------  -------  -------
Cum Construction Cost                     105,644  112,865   122,017  137,021  150,701   175,081  183,201  191,898
                                          =======  =======   =======  =======  =======   =======  =======  =======

Amount Transferred to Initial
  Units 6/01/2001

  Bonds Outstanding                       275,000  275,000   275,000  275,000  275,000   275,000  275,000  275,000
  Treasury                                  6.25%    6.25%     6.25%    6.25%    6.25%     6.25%    6.25%    6.25%
  Spread                                    3.25%    3.25%     3.25%    3.25%    3.25%     3.25%    3.25%    3.25%
                                          -------  -------   -------  -------  -------   -------  -------  -------
  Interest Rate                            9.500%   9.500%    9.500%   9.500%   9.500%    9.500%   9.500%   9.500%
                                          -------  -------   -------  -------  -------   -------  -------  -------
  Interest Expense                          2,177    2,177     2,177    2,177    2,177     2,177    2,177    2,177
  Interest Due on Scheduled
     Payment Date                                                               13,062


Unspent Bond Proceeds                     169,356  162,135   152,983  137,979  124,299    99,919   91,799   83,102
  Interest Rate                            5.000%   5.000%    5.000%   5.000%   5.000%    5.000%   5.000%   5.000%
                                          -------  -------   -------  -------  -------   -------  -------  -------
  Interest Income on Unspent
    Bond Proceeds                             706      676       637      575      518       416      382      346
  Interest Income                                                                3,861
                                          -------  -------   -------  -------  -------   -------  -------  -------
Net Interest Expense                            0        0         0        0    9,201         0        0        0


TENASKA GEORGIA PARTNERS, L.P.
FORM OF APPROVED CONSTRUCTION BUDGET
AMOUNTS IN THOUSANDS

                                         May-01   Jun-01    Jul-01   Aug-01   Sep-01     Oct-01    Nov-01    Dec-01     Jan-02
                                        DRAW      DRAW     DRAW      DRAW     DRAW      DRAW      DRAW      DRAW       DRAW
                                             19       20        21       22       23         24        25        26         27
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
EPC - Building Materials Phase 1          4,499        0         0        0        0          0         0         0          0
EPC - Building Materials Phase 2          4,749    5,822     6,101    7,280    9,011     12,839    13,720    12,107      1,420
Mobilization Payment                          0        0         0        0        0          0         0         0          0
Sales Tax                                    14       17        22       41       43         54        43        42         23
Electrical Interconnection Facilities         0        0         0        0        0          0         0         0          0
GPC Monthly Fees                              5        5         5        5        5          5         5         5          5
Gas Supply Facilities                         0    (784)         0        0        0          0         0         0          0
Heard County Water Authority                  0        0         0        0        0          0         0         0          0
Land                                          0        0         0        0        0          0         0         0          0
Financing Costs                              13       13        13       13       13         13        13        13         13
Agency & Other Fees                           0        0         0        0        0          0         0         0          0
Letter of Credit Issued Fees                  0        0         0        0        0          0         0         0          0
LC Commitment Fees                            0        0         0        0        0          0         0         0          0
Development Costs                             0        0         0        0        0          0         0         0          0
Project Management                          201      209       125      130      135        140       146       152        158
Interest During Construction                  0        0         0    8,473        0          0         0         0          0
Title Insurance                               0        0         0        0        0          0         0         0          0
Builder's Risk Insurance                      0        0         0        0        0          0         0         0          0
Marine Cargo Insurance                        0        0         0        0        0          0         0         0          0
Liability Insurance                           0        0         0        0        0          0         0         0          0
Contingencies                                 0        0         0        0        0          0         0         0          0
Spare Parts                               1,216        0         0        0        0          0         0         0          0
Start-Up Cost                               760        0         0        0        0          0         0         0          0
Initial Units Cash Flow                       0       42        42       42       42         42        42        42         42
Working Capital                               0        0        43        0        0          0         0         0         43
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
Total Construction Cost                  11,457    5,324     6,351   15,984    9,249     13,093    13,969    12,361      1,704
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
Cum Construction Cost                   203,355  208,679   215,031  231,015  240,264    253,357   267,326   279,687    281,392

Amount Transferred to Initial
  Units 6/01/2001                                165,466

  Bonds Outstanding                     275,000  109,534   109,534  109,534  109,534    109,534   109,534   109,534    109,534
  Treasury                                6.25%    6.25%     6.25%    6.25%    6.25%      6.25%     6.25%     6.25%      6.25%
  Spread                                  3.25%    3.25%     3.25%    3.25%    3.25%      3.25%     3.25%     3.25%      3.25%
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
  Interest Rate                          9.500%   9.500%    9.500%   9.500%   9.500%     9.500%    9.500%    9.500%     9.500%
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
  Interest Expense                        2,177      867       867      867      867        867       867       867        867
  Interest Due on Scheduled
    Payment Date                                            10,442                                                       5,202


Unspent Bond Proceeds                    71,645   66,321    59,969   43,985   34,736     21,643     7,674         0          0
  Interest Rate                          5.000%   5.000%    5.000%   5.000%   5.000%     5.000%    5.000%    5.000%     5.000%
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
  Interest Income on Unspent
    Bond Proceeds                           299      276       250      183      145         90        32         0          0
  Interest Income                                            1,969                                                         450
                                        -------  -------   -------  -------  -------    -------   -------   -------    -------
Net Interest Expense                          0        0     8,473        0        0          0         0         0      4,752

                                         Feb-02    Mar-02     Apr-02    May-02      Jun-02
                                        DRAW      DRAW       DRAW      DRAW       DRAW
                                             28        29         30        31          32       TOTAL
                                        -------   -------    -------   -------     -------      -------
EPC - Building Materials Phase 1              0         0          0         0           0      115,917
EPC - Building Materials Phase 2            285       105         99     5,089           0      113,447
Mobilization Payment                          0         0          0         0           0          110
Sales Tax                                     5         2          2         4           0        1,000
Electrical Interconnection Facilities         0         0          0         0           0        1,000
GPC Monthly Fees                              5         5          5         5           0          158
Gas Supply Facilities                         0         0          0         0           0        3,123
Heard County Water Authority                  0         0          0         0           0          515
Land                                          0         0          0         0           0          712
Financing Costs                              13        13        403         0           0        4,158
Agency & Other Fees                           0         0          0         0           0          114
Letter of Credit Issued Fees                  0         0          0         0           0          346
LC Commitment Fees                            0         0          0         0           0          246
Development Costs                             0         0          0         0           0        7,000
Project Management                          164       171        178       185           0        4,643
Interest During Construction              4,752         0          0         0       3,468       36,998
Title Insurance                               0         0          0         0           0          250
Builder's Risk Insurance                      0         0          0         0           0          950
Marine Cargo Insurance                        0         0          0         0           0          300
Liability Insurance                           0         0          0         0           0          100
Contingencies                                 0         0          0    11,962           0       11,962
Spare Parts                                   0         0          0     1,216           0        3,649
Start-Up Cost                                 0         0          0       760           0        3,040
Initial Units Cash Flow                      42        42         42        42           0          504
Working Capital                               0         0         43         0           0          258
                                        -------   -------    -------   -------     -------      -------
Total Construction Cost                   5,266       338        772    19,264       3,468      310,500
                                        -------   -------    -------   -------     -------      -------
Cum Construction Cost                   286,658   286,996    287,768   307,032     310,500

Amount Transferred to Initial
  Units 6/01/2001

  Bonds Outstanding                     109,534   109,534    109,534   109,534           0
  Treasury                                6.25%     6.25%      6.25%     6.25%       6.25%
  Spread                                  3.25%     3.25%      3.25%     3.25%       3.25%
                                        -------   -------    -------   -------     -------
  Interest Rate                          9.500%    9.500%     9.500%    9.500%      9.500%
                                        -------   -------    -------   -------     -------
  Interest Expense                          867       867        867       867           0       51,767
  Interest Due on Scheduled
    Payment Date                                                         3,468                   51,767


Unspent Bond Proceeds                         0         0          0         0           0
  Interest Rate                          5.000%    5.000%     5.000%    5.000%      5.000%
                                        -------   -------    -------   -------     -------
  Interest Income on Unspent
    Bond Proceeds                             0         0          0         0           0       14,769
  Interest Income                                                                                14,769
                                        -------   -------    -------   -------     -------      -------
Net Interest Expense                          0         0          0     3,468           0       36,998

                                                                 SCHEDULE 3.1(M)

                              BASE CASE PROJECTIONS

                            TENASKA GEORGIA FACILITY
                           PROJECTED OPERATING RESULTS
                                    BASE CASE


Year Ending December 31                   2002(1)     2003      2004       2005      2006
-----------------------                   -------     ----      ----       ----      ----

PERFORMANCE
   Net Summer Installed Capacity (kW)(2)  936,000   936,000    936,000   936,000   936,000
   PPA Contract Capacity (kW)(3)          908,000   908,000    908,000   908,000   908,000
   Summer Availability under the PPA
     (%)(4)                                 98.0%     98.0%      98.0%     98.0%      98.0%
   Annual Availability under the PPA
     (%)(5)                                 97.0%     97.0%      97.0%     97.0%      97.0%
   Capacity Factor (%)(6)                    2.0%      2.0%       3.0%      4.0%       5.0%
   Unit Starts per year (7)                   181       181        272       363       454
   Energy Generation (MWh)                159,082   159,082    238,622   318,163   397,704
   Net Plant Heat Rate (Btu/kWh)(8)        11,088    11,088     11,088    11,088    11,088

COMMODITY PRICES
   General Inflation (%)(9)                  2.50      2.50       2.50      2.50      2.50
   Electricity Prices (10)
     Reservation Charges ($/kW-yr)         $42.00     42.21      43.34     44.74     45.73
     Unit Start Up Rates ($/Start)        $11,330    11,670     12,020    12,381    12,752
     Energy Charges ($/MWh)                 $0.17      0.18       0.18      0.19      0.20

OPERATING REVENUES ($000)
   Reservation Payments                   $22,246    38,327     39,353    40,624    41,523
   Unit Startup Charges                    $1,921     1,979      3,057     4,198     5,405
   Energy Payments                            $27        29         43        60        80
   Availability Incentive Adjustment
     (11)                                     $87       150        150       150       150
   Summer Availability Adjustment (12)         $0         0          0         0         0
   Annual Availability Adjustment (13)         $0         0          0         0         0
   Efficiency Adjustment (14)                  $0         0          0         0         0
                                          -------   -------    -------    -------  -------

   Total Operating Revenues               $24,282    40,485     42,603    45,032    47,158

OPERATING EXPENSES ($000)(15)
   Fuel                                        $0         0          0         0         0
   Operations (16)                           $914     1,622      2,057     2,152     2,251
   Capital Expenditures                       $32        55         57        58        59
   Major Maintenance (17)                  $1,559     2,477      3,502     4,583     5,727
   Operator Fee, Incentive and Bonus
     (18)                                    $202       107        366       376       386
   Home Office Expenses (19)                 $422       742        761       780       799
   Insurance                                 $224       394        404       414       424
   Property and Other Taxes                   $52       142        189       305       339
                                          -------   -------    -------    -------  -------

   Total Operating Expenses                $3,405     5,539      7,336     8,669     9,985

NET OPERATING REVENUES ($000)             $20,877    34,945     35,267    36,364    37,173

ANNUAL DEBT SERVICE ($000)(20)
   Bonds
    Outstanding Balance                   $275,000  275,000    275,000   275,000   274,714
    Annual Principal                           $0         0          0       286       688
    Annual Interest                       $15,240    26,125     26,125    26,125    26,081
   Letter of Credit Fees                     $429       735        735       738       810
                                          -------   -------    -------    -------  -------

   Total Debt Service                     $15,669    26,860     26,860    27,149    27,579

TRANSFERS FROM DSRF                            $0         0          0         0         0

ANNUAL DEBT SERVICE COVERAGE                 1.33      1.30       1.31      1.34      1.35
AVERAGE DEBT COVERAGE (21)                   1.49

DEBT SERVICE RESERVE ACCOUNT LOC (22)      $7,982    13,683     13,683    13,833    14,020
WORKING CAPITAL LOC (23)                   $5,000     5,000      5,000     5,000     5,000


Year Ending December 31                      2007      2008      2009      2010      2011
-----------------------                      ----      ----      ----      ----      ----

PERFORMANCE
   Net Summer Installed Capacity (kW)(2)   936,000   936,000   936,000   936,000   936,000
   PPA Contract Capacity (kW)(3)           908,000   908,000   908,000   908,000   908,000
   Summer Availability under the PPA
     (%)(4)                                  98.0%     98.0%     98.0%     98.0%     98.0%
   Annual Availability under the PPA
     (%)(5)                                  97.0%     97.0%     97.0%     97.0%     97.0%
   Capacity Factor (%)(6)                     5.0%      5.0%      6.0%      5.0%      5.0%
   Unit Starts per year (7)                    454       454       544       454       454
   Energy Generation (MWh)                 397,704   397,704   477,245   397,704   397,704
   Net Plant Heat Rate (Btu/kWh)(8)         11,088    11,088    11,088    11,088    11,088

COMMODITY PRICES
   General Inflation (%)(9)                   2.50      2.50      2.50      2.50      2.50
   Electricity Prices (10)
     Reservation Charges ($/kW-yr)           46.43     47.03     48.19     49.68     51.40
     Unit Start Up Rates ($/Start)          13,135    13,529    13,934    14,353    14,783
     Energy Charges ($/MWh)                   0.21      0.22      0.23      0.24      0.25

OPERATING REVENUES ($000)
   Reservation Payments                     42,158    42,703    43,757    45,109    46,671
   Unit Startup Charges                      5,567     5,734     7,088     6,084     6,266
   Energy Payments                              84        87       110        95        99
   Availability Incentive Adjustment
     (11)                                      150       150       150       150       150
   Summer Availability Adjustment (12)           0         0         0         0         0
   Annual Availability Adjustment (13)           0         0         0         0         0
   Efficiency Adjustment (14)                    0         0         0         0         0
                                           -------   -------   -------    ------   -------

   Total Operating Revenues                 47,959    48,674    51,105    51,438    53,186

OPERATING EXPENSES ($000)(15)
   Fuel                                          0         0         0         0         0
   Operations (16)                           2,308     2,364     2,472     2,486     2,546
   Capital Expenditures                         61        62        64        66        67
   Major Maintenance (17)                    5,895     6,068     7,348     6,430     6,591
   Operator Fee, Incentive and Bonus
     (18)                                      397       408       420       431       444
   Home Office Expenses (19)                   819       840       861     1,480     1,532
   Insurance                                   435       446       457       468       480
   Property and Other Taxes                    365       382       391       429       416
                                           -------   -------   -------    ------   -------

   Total Operating Expenses                 10,280    10,569    12,014    11,790    12,077

NET OPERATING REVENUES ($000)               37,679    38,105    39,091    39,648    41,110

ANNUAL DEBT SERVICE ($000)(20)
   Bonds
    Outstanding Balance                    274,026   273,052   271,391   269,042   266,005
    Annual Principal                           974     1,661     2,349     3,036     4,010
    Annual Interest                         26,016    25,907    25,733    25,494    25,189
   Letter of Credit Fees                       812       819       825       893       900
                                           -------   -------   -------    ------   -------

   Total Debt Service                       27,802    28,388    28,907    29,423    30,099

TRANSFERS FROM DSRF                              0         0         0         0         0

ANNUAL DEBT SERVICE COVERAGE                  1.36      1.34      1.35      1.35      1.37
AVERAGE DEBT COVERAGE (21)

DEBT SERVICE RESERVE ACCOUNT LOC (22)       14,136    14,439    14,708    14,943    15,293
WORKING CAPITAL LOC (23)                     5,000     5,000     5,000     5,000     5,000


                            TENASKA GEORGIA FACILITY
                           PROJECTED OPERATING RESULTS
                                    BASE CASE


Year Ending December 31                     2012      2013      2014       2015      2016
-----------------------                     ----      ----      ----       ----      ----

PERFORMANCE
   Net Summer Installed Capacity (kW)(2)  936,000   936,000    936,000   936,000   936,000
   PPA Contract Capacity (kW)(3)          908,000   908,000    908,000   908,000   908,000
   Summer Availability under the PPA
     (%)(4)                                 98.0%     98.0%      98.0%     98.0%     98.0%
   Annual Availability under the PPA
     (%)(5)                                 97.0%     97.0%      97.0%     97.0%     97.0%
   Capacity Factor (%)(6)                    5.0%      5.0%       4.0%      4.0%      3.0%
   Unit Starts per year (7)                   454       454        363       363       272
   Energy Generation (MWh)                397,704   397,704    318,163   318,163   238,622
   Net Plant Heat Rate (Btu/kWh)(8)        11,088    11,088     11,088    11,088    11,088

COMMODITY PRICES
   General Inflation (%)(9)                  2.50      2.50       2.50      2.50      2.50
   Electricity Prices (10)
     Reservation Charges ($/kW-yr)         $53.18     54.79      55.93     56.91     57.99
     Unit Start Up Rates ($/Start)        $15,227    15,683     16,154    16,638    17,138
     Energy Charges ($/MWh)                 $0.26      0.27       0.29      0.30      0.31

OPERATING REVENUES ($000)
   Reservation Payments                   $48,287    49,749     50,784    51,674    52,655
   Unit Startup Charges                    $6,454     6,648      5,478     5,642     4,358
   Energy Payments                           $103       107         92        95        74
   Availability Incentive Adjustment
     (11)                                    $150       150        150       150       150
   Summer Availability Adjustment (12)         $0         0          0         0         0
   Annual Availability Adjustment (13)         $0         0          0         0         0
   Efficiency Adjustment (14)                  $0         0          0         0         0
                                          -------   -------    -------    ------   -------

   Total Operating Revenues               $54,994    56,654     56,504    57,561    57,237

OPERATING EXPENSES ($000)(15)
   Fuel                                        $0         0          0         0         0
   Operations (16)                         $2,612     2,676      2,687     2,754     2,764
   Capital Expenditures                       $69        71         72        74        76
   Major Maintenance (17)                  $6,756     6,924      5,843     5,990     4,821
   Operator Fee, Incentive and Bonus
     (18)                                    $456       469        482       496       510
   Home Office Expenses (19)               $1,586     1,642      1,701     1,762     1,824
   Insurance                                 $492       504        517       530       543
   Property and Other Taxes                  $497       532        569       693       735
                                          -------   -------    -------    ------   -------

   Total Operating Expenses               $12,467    12,819     11,871    12,300    11,273

NET OPERATING REVENUES ($000)             $42,527    43,836     44,633    45,262    45,964

ANNUAL DEBT SERVICE ($000)(20)
   Bonds
    Outstanding Balance                   $261,995  256,609    250,135   242,688   234,151
    Annual Principal                       $5,385     6,474      7,448     8,536     9,510
    Annual Interest                       $24,775    24,231     23,600    22,859    22,032
   Letter of Credit Fees                     $901       933        933       933       965
                                          -------   -------    -------    ------   -------

   Total Debt Service                     $31,062    31,638     31,981    32,329    32,508

TRANSFERS FROM DSRF                            $0         0          0         0         0

ANNUAL DEBT SERVICE COVERAGE                 1.37      1.39       1.40      1.40      1.41
AVERAGE DEBT COVERAGE (21)                   1.49

DEBT SERVICE RESERVE ACCOUNT LOC (22)     $15,797    16,000     16,000    16,000    16,000

WORKING CAPITAL LOC (23)                   $5,000     5,000      5,000     5,000     5,000


Year Ending December 31                        2017      2018      2019      2020      2021
-----------------------                        ----      ----      ----      ----      ----

PERFORMANCE
   Net Summer Installed Capacity (kW)(2)     936,000   936,000   936,000   936,000   936,000
   PPA Contract Capacity (kW)(3)             908,000   908,000   908,000   908,000   908,000
   Summer Availability under the PPA
     (%)(4)                                    98.0%     98.0%     98.0%     98.0%     98.0%
   Annual Availability under the PPA
     (%)(5)                                    97.0%     97.0%     97.0%     97.0%     97.0%
   Capacity Factor (%)(6)                       3.0%      3.0%      2.0%      2.0%      2.0%
   Unit Starts per year (7)                      272       272       181       181       181
   Energy Generation (MWh)                   238,622   238,622   159,082   159,082   159,082
   Net Plant Heat Rate (Btu/kWh)(8)           11,088    11,088    11,088    11,088    11,088

COMMODITY PRICES
   General Inflation (%)(9)                     2.50      2.50      2.50      2.50      2.50
   Electricity Prices (10)
     Reservation Charges ($/kW-yr)             59.42     61.17     63.39     62.90     61.10
     Unit Start Up Rates ($/Start)            17,652    18,181    18,727    19,289    19,867
     Energy Charges ($/MWh)                     0.33      0.34      0.36      0.37      0.39

OPERATING REVENUES ($000)
   Reservation Payments                       53,953    55,542    57,558    57,113    55,479
   Unit Startup Charges                        4,489     4,624     3,175     3,270     3,368
   Energy Payments                                79        81        57        59        62
   Availability Incentive Adjustment
     (11)                                        150       150       150       150       150
   Summer Availability Adjustment (12)             0         0         0         0         0
   Annual Availability Adjustment (13)             0         0         0         0         0
   Efficiency Adjustment (14)                      0         0         0         0         0
                                            -------    -------   -------    ------   -------

   Total Operating Revenues                   58,671    60,397    60,940    60,592    59,059

OPERATING EXPENSES ($000)(15)
   Fuel                                            0         0         0         0         0
   Operations (16)                             2,837     2,907     2,917     2,991     3,064
   Capital Expenditures                           78        80        82        84        86
   Major Maintenance (17)                      4,943     5,066     3,773     3,868     3,965
   Operator Fee, Incentive and Bonus
     (18)                                        524       539       555       570       586
   Home Office Expenses (19)                   1,890     1,958     2,030     2,103     2,180
   Insurance                                     557       571       585       600       615
   Property and Other Taxes                      803       851       900     1,127     1,183
                                             -------   -------   -------    ------   -------

   Total Operating Expenses                   11,632    11,973    10,843    11,342    11,679

NET OPERATING REVENUES ($000)                 47,039    48,424    50,098    49,249    47,380

ANNUAL DEBT SERVICE ($000)(20)
   Bonds
    Outstanding Balance                      224,641   213,755   201,495   188,146   174,109
    Annual Principal                          10,885    12,260    13,349    14,036    14,724
    Annual Interest                           21,096    20,029    18,832    17,547    16,198
   Letter of Credit Fees                         965       965       965       965       964
                                             -------   -------   -------    ------   -------

   Total Debt Service                         32,946    33,255    33,146    32,549    31,885

TRANSFERS FROM DSRF                                0         0         0         0         0

ANNUAL DEBT SERVICE COVERAGE                    1.43      1.46      1.51      1.51      1.49
AVERAGE DEBT COVERAGE (21)

DEBT SERVICE RESERVE ACCOUNT LOC (22)         16,000    16,000    16,000    16,000    16,000

WORKING CAPITAL LOC (23)                       5,000     5,000     5,000     5,000     5,000


                            TENASKA GEORGIA FACILITY
                           PROJECTED OPERATING RESULTS
                                    BASE CASE


Year Ending December 31                     2022       2023      2024      2025      2026      2027     2028      2029    2030(1)
-----------------------                     ----       ----      ----      ----      ----      ----     ----      ----    -------

PERFORMANCE
   Net Summer Installed Capacity (kW)(2)   936,000   936,000   936,000   936,000   936,000   936,000   936,000  936,000   936,000
   PPA Contract Capacity (kW)(3)           908,000   908,000   908,000   908,000   908,000   908,000   908,000  908,000   908,000
   Summer Availability under the PPA
     (%)(4)                                  98.0%     98.0%     98.0%     98.0%     98.0%     98.0%    98.0%     98.0%     98.0%
   Annual Availability under the PPA
     (%)(5)                                  97.0%     97.0%     97.0%     97.0%     97.0%     97.0%    97.0%     97.0%     97.0%
   Capacity Factor (%)(6)                     2.0%      2.0%      2.0%      2.0%      2.0%      2.0%     2.0%      2.0%      2.0%
   Unit Starts per year (7)                    181       181       181       181       181       181      181       181         0
   Energy Generation (MWh)                 159,082   159,082   159,082   159,082   159,082   159,082   159,082  159,082         0
   Net Plant Heat Rate (Btu/kWh)(8)         11,088    11,088    11,088    11,088    11,088    11,088   11,088    11,088    11,088

COMMODITY PRICES
   General Inflation (%)(9)                   2.50      2.50      2.50      2.50      2.50      2.50     2.50      2.50      2.50
   Electricity Prices (10)
     Reservation Charges ($/kW-yr)          $60.67     60.86     62.71     65.29     67.01     69.03    70.57     71.55     72.00
     Unit Start Up Rates ($/Start)         $20,463    21,077    21,709    22,361    23,032    23,723   24,434    25,167    25,922
     Energy Charges ($/MWh)                  $0.41      0.43      0.45      0.47      0.49      0.51     0.53      0.56      0.56

OPERATING REVENUES ($000)
   Reservation Payments                    $55,088    55,261    56,941    59,283    60,845    62,679   64,078    64,967     5,448
   Unit Startup Charges                     $3,470     3,574     3,681     3,791     3,905     4,022    4,143     4,267         0
   Energy Payments                             $65        68        72        75        78        81       84        89         0
   Availability Incentive Adjustment
     (11)                                     $150       150       150       150       150       150      150       150        12
   Summer Availability Adjustment (12)          $0         0         0         0         0         0        0         0         0
   Annual Availability Adjustment (13)          $0         0         0         0         0         0        0         0         0
   Efficiency Adjustment (14)                   $0         0         0         0         0         0        0         0         0
                                          --------   -------   -------   -------   -------   -------   ------   -------   -------

   Total Operating Revenues                $58,773    59,053    60,844    63,299    64,978    66,932   68,455    69,473     5,461

OPERATING EXPENSES ($000)(15)
   Fuel                                         $0         0         0         0         0         0        0         0         0
   Operations (16)                          $3,141     3,220     3,300     3,384     3,467     3,555    3,643     3,734       306
   Capital Expenditures                        $88        90        93        95        97       100      102       105         9
   Major Maintenance (17)                   $4,064     4,165     4,270     4,377     4,487     4,598    4,713     4,831       349
   Operator Fee, Incentive and Bonus
     (18)                                     $603       620       638       656       674       694      713       734        63
   Home Office Expenses (19)                $2,261     2,344     2,431     2,522     2,616     2,713    2,815     2,922       253
   Insurance                                  $630       646       662       678       695       713      731       749        64
   Property and Other Taxes                 $1,609     1,587     1,566     1,545     1,524     1,504    1,484     1,465       117
                                          --------   -------   -------   -------   -------   -------    -----   -------   -------

   Total Operating Expenses                $12,396    12,672    12,960    13,257    13,560    13,878   14,201    14,540     1,161

NET OPERATING REVENUES ($000)              $46,377    46,381    47,884    50,042    51,418    53,055   54,254    54,933     4,299

ANNUAL DEBT SERVICE ($000)(20)
   Bonds
    Outstanding Balance                   $159,385   143,688   126,901   109,427    91,266    72,130   50,760    26,812     2,062
    Annual Principal                       $15,698    16,786    17,474    18,161    19,135    21,370   23,948    24,750     2,063
    Annual Interest                        $14,782    13,258    11,647     9,971     8,229     6,379    4,267     1,959        98
   Letter of Credit Fees                      $964       964       962       951       942       946      952       934        77
                                          --------   -------   -------   -------   -------   -------   ------   -------   -------

   Total Debt Service                      $31,444    31,009    30,083    29,084    28,307    28,695   29,167    27,643     2,237

TRANSFERS FROM DSRF                             $0         0         0         0         0         0        0         0         0

ANNUAL DEBT SERVICE COVERAGE                  1.47      1.50      1.59      1.72      1.82      1.85     1.86      1.99      1.92
AVERAGE DEBT COVERAGE (21)                    1.49

DEBT SERVICE RESERVE ACCOUNT LOC (22)      $15,964    15,736    15,252    14,734    14,332    14,533   14,778    13,989     1,132

WORKING CAPITAL LOC (23)                    $5,000     5,000     5,000     5,000     5,000     5,000    5,000     5,000     5,000


                                                                 SCHEDULE 3.1(O)

                              ENVIRONMENTAL MATTERS
                                [To be Provided.]

                                                                 SCHEDULE 3.1(T)


                             CONSENTS TO ASSIGNMENT


1.      PECO Energy Company, a Pennsylvania corporation.

2.      Zachry Construction Corporation, a Delaware corporation.

3.      H.B. Zachry Company, a Delaware corporation.

4.      General Electric Company, a New York corporation.

5.      General Electric International, Inc., a Delaware corporation.

6.      Tenaska Operations, Inc., a Delaware corporation.

7.      Georgia Power Company, a Georgia corporation.

8. Heard County Water Authority, a public corporation created and existing under the laws of the State of Georgia.

9.      Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

10.     Willbros Engineers, Inc., a Delaware corporation.

11.     Willbros Group, Inc., a Panama corporation.

                                                                   SCHEDULE 8.11


                              INDEPENDENT ENGINEERS


1.   Energy and Environmental Engineering.

2.   PB Power, a division of Parsons Brinckerhoff.

3.   Stone & Webster Engineering.

                                                                  EXHIBIT 5.1(R)


Certificate of Tenaska Georgia Partners, L.P. dated November 10, 1999 and issued in connection with the opinion of special counsel to the partnership with respect to the issue of substantive consolidation in connection with a bankruptcy of Tenaska Energy, Inc.